SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2008

CHANCELLOR GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-30219	87-0438647
(State or Other Jurisdiction	(Commission	( I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

216 South Price Road, Pampa, TX	79065
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:	(806) 688-9697

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

On July 22, 2008, Chancellor Group, Inc. (“we”, “us”, “Chancellor” or the “Company”)
entered into a Purchase and Sale Agreement, effective as of June 1, 2008 (the “Agreement”), by and among the Company, Gryphon Production Company, LLC and Gryphon Field Services, LLC, collectively acting as sellers, and Legacy Reserves Operating LP, acting as buyer (“Legacy”), and Capwest Resources, Inc. and Western National Bank, collectively acting as sellers’ lenders. The Agreement provides for the sale of certain of the Company’s oil and gas properties and other assets (the “Assets”) to Legacy for a purchase price of $13,250,000. The purchase price is subject to upward or downward adjustment, as the case may be, to result in an accurate allocation of net revenues and expenses between the parties as of the June 1, 2008 effective date.

We expect the closing under the Agreement to occur in the week of August 25, 2008.

The oil and gas properties that we have agreed to sell to Legacy account for approximately 80% of our oil and gas production. Following closing of this transaction the Company would be debt-free, and with some working capital. The Company, and its wholly-owned subsidiaries, Gryphon Production Company, LLC and Gryphon Field Services, LLC, would retain approximately 120 to 130 wells, of which 48 are actively producing, an increase from 35 actively producing wells in June 2008, out of a total of approximately 625 wells. The Company and Gryphon Production Company would continue as licensed Texas Railroad Commission operators. Also retained would be all operating equipment, including two rigs, and our 15.9 acre property, with its shop, yard and office complex.

At closing, the notes held by Western National Bank and Capwest Resources, Inc. (“Capwest”), plus interest thereon to the date of closing, will be paid in full and, for a total additional consideration of $1,550,000, Capwest has agreed assign the warrant held by it to purchase 2,000,000 shares of the Company’s common stock back to the Company for cancellation and to convey to the Company the twenty (20%) percent production payment and two (2%) percent overriding royalty held by Capwest (the “Capwest Overriding Royalty”). At the closing, the Agreement provides for acquisition by the Company of the contractual but unrecorded 1/16th overriding royalty interest on all of the Company’s oil and gas properties prior to the sale of certain of the properties to Legacy (the “Original Oil and Gas Properties”) held by Axis Network Pty Ltd. (a company owned by Maxwell Grant, our Chairman (“Axis”)), which overriding royalty interest (the “Axis Overriding Royalty Interest”) will be merged with and become part of the Assets sold to Legacy. At closing, the Capwest Overriding Royalty on the Original Oil and Gas Properties will be conveyed to the Company by Capwest, and the Company will convey to Axis, as partial consideration for Axis having given up the 6.25% Axis Overriding Royalty, a two (2%) percent overriding royalty on the Original Oil and Gas Properties.

FOR THE FULL TERMS OF THE PURCHASE AND SALE AGREEMENT, PLEASE REFER TO THE COPY OF THE AGREEMENT FILED AS EXHIBIT 10.18 TO THIS REPORT.

Item 1.03.	Bankruptcy or Receivership.

On August 15, 2008, the Bankruptcy Court for the Northern District of Texas issued an order dismissing the bankruptcy cases of the Company and of its two operating subsidiaries, Gryphon Production Company, LLC and Gryphon Field Services, LLC.

FOR THE FULL TERMS OF THE BANKRUPTCY COURT’S ORDER, PLEASE REFER TO THE COPY OF THE ORDER FILED AS EXHIBIT 2.2 TO THIS REPORT.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
2.2	Order dated August 15, 2008, of United States Bankruptcy Court, Northern District of Texas, Dismissing the Company’s and its Subsidiaries’ Chapter 11 Cases.
10.18
Purchase and Sale Agreement, effective as of June 1, 2008, by and among the Company, Gryphon Production Company, LLC and Gryphon Field Services, LLC, collectively acting as sellers, and Legacy Reserves Operating LP, acting as buyer, and Capwest Resources, Inc. and Western National Bank, collectively acting as sellers’ lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CHANCELLOR GROUP, INC.

By:	/s/ Thomas Grantham
Thomas Grantham, President

Date: August 19, 2008

EXHIBIT INDEX

Exhibit No.	Description
2.2	Order dated August 15, 2008, of United States Bankruptcy Court, Northern District of Texas, Dismissing the Company’s and its Subsidiaries’ Chapter 11 Cases.
10.18
Purchase and Sale Agreement, effective as of June 1, 2008, by and among the Company, Gryphon Production Company, LLC and Gryphon Field Services, LLC, collectively acting as sellers, and Legacy Reserves Operating LP, acting as buyer, and Capwest Resources, Inc. and Western National Bank, collectively acting as sellers’ lenders.

EXHIBIT 2.2

U.S. Bankruptcy Court
Northern District of Texas
ENTERED
Tawana C. Marshall, Clerk
The date of entry is on the Court’s Docket

The following constitutes the ruling of the court and has the force and effect therein described.

Signed August 15, 2008	/s/ Robert L. Tom
United State Bankruptcy Judge

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE NORTHERN DISTRICT OF TEXAS
AMARILLO DIVISION

IN RE:	§
§
CHANCELLOR GROUP, INC.,	§	NO.	07-20512-11
§
GRYPHON FIELD SERVICES, LLC, and	§	NO.	07-20511-11
§
GRYPHON PRODUCTION CO.,	§	NO.	07-20510-11
LLC,	§
§
Debtors.	§

ORDER DISMISSING CHAPTER 11 CASES

On August 11, 2008, the Court considered “Debtors’ Motion To Voluntarily Dismiss Chapter 11 Cases” (the “Motion”). Debtors, Chancellor Group, Inc., Gryphon Production Company, LLC, and Gryphon Field Services, LLC appeared in person and through counsel for hearing on the Motion. Western National Bank and CapWest Resources, Inc. appeared in person and through counsel at the hearing in support of the Motion. Supporting Shareholders Group appeared through counsel at the hearing in support of the Motion. New Concept Energy, Inc. appeared in person and through counsel at the hearing in opposition to the Motion. Following the close of evidence and argument of counsel presented in connection with the Motion, the Court on August 14, 2008, by telephonic conference with all counsel present, announced its findings of fact and conclusions of law into the record. The findings of fact and conclusions of law announced into the record on August 14, 2008 are incorporated herein as set forth on August 14, 2008. In accordance with the Court’s findings and conclusions, the Court determines that cause exists and that it is in the best interests of creditors and the estates that the bankruptcy cases of the debtors be dismissed.

IT IS THEREFOR ORDERED that bankruptcy cases no. 07-20510-rlj11, 07-20511-rlj11 and 07-20512-rlj11 be, and they are hereby, DISMISSSED.
# # # End of Order # # #

APPROVED AS TO FORM:

/s/ Bill Kinkead
Bill Kinkead, Attorney for Chancellor Group, Inc.,
Gryphon Field Services, LLC and Gryphon
Production Company, LLC

/s/ Don D. Sunderland
Don D. Sunderland, Attorney for Western National
Bank and CapWest Resources, Inc.

/s/ David Jones
David Jones, Attorney for Supporting
Shareholders Group

/s/ Robert A. Simon
Henry W. Simon, Jr. / Robert A. Simon, Attorneys for
New Concept Energy, Inc.

/s/ William S. Parkinson
William S. Parkinson, Attorney for
United States Trustee

PREPARED BY:

Bill Kinkead, TSBN: 11477400
Attorney for Debtors
6937 S. Bell, Suite G
Amarillo, TX 79109
Tel (806) 353-2129
Fax (806) 353-4370

EXHIBIT 10.18

Execution Version

PURCHASE AND SALE AGREEMENT

BY AND AMONG

CHANCELLOR GROUP, INC,

GRYPHON PRODUCTION COMPANY, LLC.

AND GRYPHON FIELD SERVICES, LLC,

COLLECTIVELY ACTING AS SELLERS,

AND

LEGACY RESERVES OPERATING LP,

ACTING AS BUYER,

AND

CAPWEST RESOURCES, INC.

AND

WESTERN NATIONAL BANK,

COLLECTIVELY ACTING AS SELLER’S LENDERS

9.	REPRESENTATIONS AND WARRANTIES OF BUYER.	27
9.1	Buyer’s Representations and Warranties	27
10.	DISCLAIMER OF REPRESENTATIONS AND WARRANITES BY LENDER	28
11.		28
11.1	Maintenance of Assets	28
11.2		29
11.3		30
12.	CERTAIN AGREEMENTS OF BUYER	30
12.1	Plugging Obligation	30
12.2		30
12.3		31
13.	CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER	31
13.1	No Litigation	31
13.2		31
14.	CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER	31
14.1	No Litigation	31
14.2		31
15.	TERMINATION.	31
15.1	Causes of Termination	32
15.2		33
16.	INDEMNIFICATION.	33
16.1	Indemnification by Seller	35
16.2		35
16.3		35
16.4		36
16.5		38
16.6
17.	MISCELLANEOUS.	40
17.1	Casualty Loss.	40
17.2		40
17.3		41
17.4		42
17.5		42
17.6		42
17.7		42
17.8		42
17.9		43
17.10		43
17.11		43
17.12		43
17.13		43
17.14		43
17.15	Operations	43

11. CERTAIN AGREEMENTS OF SELLER
11.2 Records
11.3 Audit Rights.
 12.2 Plugging Bond
12.3 Seller’s Logos
 13.2 Representations and Warranties
14.2 Representations and Warranties
15.2 Effect of Termination.
16.2 Indemnification by Buyer
16.3 Physical Inspection
16.4 Notification
16.5 Indemnification of Lender by Seller
16.6 Indemnification of Seller by Lender
17.2 Confidentiality.
17.3 Notices
17.4 Press Releases and Public Announcements
17.5 Compliance with Express Negligence Test
17.6 Governing Law
17.7 Exhibits
17.8 Fees, Expenses, Taxes and Recording.
17.9 Assignment
17.10 Entire Agreement
17.11 Severability
17.12 Captions
17.13 Time of the Essence
17.14 Counterpart Execution.

EXHIBITS

A	Oil and Gas Leases and Land
B	Allocation
C	Description of Equipment
D	Form of Assignment and Bill of Sale
2.2	Escrow Agreement
8.1(E)	AFE’s
8.1(G)	Pending Litigation
8.1(K)	Material Agreements
8.1(L)	Consents and Preferential Purchase Rights

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (this “Agreement”) is entered into this ____ day of July 2008, but effective as of 7:00 a.m. (Central Time) on June 1, 2008 (the “Effective Time”), by and between CHANCELLOR GROUP, INC., a Nevada corporation, (“CGI”), GRYPHON PRODUCTION COMPANY, LLC, a Texas limited liability company (“Gryphon”), and GRYPHON FIELD SERVICES, LLC, a Texas limited liability company, (“GFS”), collectively acting as Seller (collectively, “Seller”); LEGACY RESERVES OPERATING LP, a Delaware limited partnership, acting as Buyer (“Buyer”); and CAPWEST RESOURCES, INC. a Texas corporation (“CapWest”) and WESTERN NATIONAL BANK, a national banking association (“WNB”), collectively acting as Seller’s Lenders (collectively, “Lender”). Buyer, Seller and Lender are collectively referred to herein as the “Parties” and sometimes individually referred to as a “Party.”

RECITALS:

A.	Seller desires to sell to Buyer certain oil, gas and mineral properties and other assets on the terms and conditions set forth in this Agreement.

B.
Seller is currently subject to three separate, but related bankruptcy proceedings now pending under Chapter 11 of the United States Bankruptcy Code, in the United States Bankruptcy Court, Northern District of Texas, Amarillo Division, Case Nos. 07-20512-RLJ-11, 07-20511-RLJ-11, 07-20510-RLJ-11 (collectively, the “Bankruptcy Cases”). Lender is the Seller’s primary secured creditor in the Bankruptcy Cases.

C.
Buyer desires to purchase from Seller such oil, gas and mineral properties and other assets on the terms and conditions set forth in this Agreement, free and clear of any and all liens and encumbrances, including those now held against such properties by the Lender. Seller has agreed to convey the designated properties to Buyer, subject to the fulfillment of the terms and conditions of this Agreement. Moreover, Lender has agreed to release its liens against all of Seller’s properties, including those to be sold to Buyer, in order to facilitate the sale of those properties by Seller to Buyer and for the consideration stated below, and CapWest has further agreed to convey to Seller certain ownership interests that it holds in not only the designated properties, but all of Seller’s properties, all to be subject to the fulfillment of the terms and conditions of this Agreement that relate to Lender.

WITNESSETH:

In consideration of the mutual agreements contained in this Agreement, Buyer, Seller and Lender agree as follows:
SALE AND PURCHASE OF THE ASSETS.

1.1 Acquired Assets
Subject to the terms and conditions of this Agreement, Seller agrees to sell, convey and deliver to Buyer and Buyer agrees to purchase and acquire from Seller the following (collectively, the “Assets”):

All of Seller’s right, title and interest in, to and under the oil, gas and/or mineral leases described in Exhibit A attached hereto (the “Leases”), whether or not such interests are accurately or completely described on Exhibit A, and all of Seller’s oil and gas leasehold, mineral, royalty, overriding royalty, surface or other interests in the lands covered by the Leases or the lands described on Exhibit A (collectively, the “Land”), together with all the property and rights incident thereto, including without limitation Seller’s rights in, to and under all operating agreements; pooling, communitization and unitization agreements; farmout agreements; joint venture agreements; product purchase and sale contracts; transportation, processing, treatment or gathering agreements; leases; permits (the “Permits”); rights-of-way (the “Rights-of-Way”); surface use agreements; surface leases; surface estates; easements (the “Easements”); licenses; options; declarations; orders; contracts; and instruments in any way relating to the Leases or Land;

All of Seller’s right, title and interest in and to the wells (“Wells”) situated on or used in conjunction with operations on the Leases and/or Land or on land pooled, communitized or unitized therewith (“Pooled Land”), including, without limitation, the Wells listed on Exhibit B attached hereto, together with all of Seller’s interests in and to all of the personal property, fixtures, improvements and other property, whether real, personal or mixed, now or as of the Effective Time on, appurtenant to or used or obtained by Seller in connection with the Leases, Land, Pooled Land or Wells or with the production, injection, treatment, sale or disposal of hydrocarbons and all other substances produced therefrom or attributable thereto (collectively, the “Equipment”), including, without limitation, producing and non-producing wells, injection wells, disposal wells, water supply wells, well equipment, casing, tubing, tanks, generators, boilers, buildings, pumps, motors, machinery, pipelines, gathering systems, power lines, telephone and telegraph lines, roads, field processing plants, field offices and other furnishings related thereto, equipment leases, and all other improvements or appurtenances thereunto belonging;

All of Seller’s right, title and interest in and to all of the personal property, fixtures, improvements and other property, whether real, personal or mixed, now or as of the Effective Time on, appurtenant to or used or obtained by Seller in connection with the Leases, Land, Pooled Land or Wells or with the production, injection, treatment, sale or disposal of hydrocarbons and all other substances produced therefrom or attributable thereto, including, without limitation, well equipment, casing, tubing, tanks, generators, boilers, buildings, pumps, motors, machinery, pipelines, gathering systems, power lines, telephone and telegraph lines, roads, field processing plants, field offices and other furnishings related thereto, equipment leases, located thereon or used in connection therewith, all of the equipment and other personal property described on Exhibit C attached hereto, and all other improvements or appurtenances thereunto belonging (collectively, the “Equipment”);

All of the oil and gas and associated hydrocarbons (“Oil and Gas”) in and under or otherwise attributable to the Leases, Land, and Pooled Land or produced from the Wells;

To the extent assignable, all governmental permits, licenses and authorizations, as well as any applications for the same, related to the Leases, Land, Pooled Land and Wells or the use thereof; and

All of the files, records, and data of Seller relating to the items described in subsections (A), (B), (C), (D) and (E) above (the “Records”), including, without limitation, lease records, well records, and division order records; well files and prospect files; title records (including abstracts of title, title opinions and memoranda, and title curative documents related to the Leases and Wells); contracts and contract files; correspondence; computer data files; micro-fiche data files; geological, geophysical and seismic records, interpretations, data, maps and information, production records, electric logs, core data, pressure data, decline curves and graphical production curves; and accounting records, to the extent only that the Records can be transferred without violation of any third-party restriction and are not protected by Seller’s attorney-client privilege. The Records do not include any appraisals or other evaluation materials related to Seller’s preparation of the Assets for sale hereunder, any reservoir and/or development studies prepared by or on behalf of Seller, nor any of Seller’s income tax returns or files related thereto.

1.2 Proceeds Interest. The Parties acknowledge that the Assets are currently subject to those certain gross proceeds interests conveyed by Seller to CapWest (collectively, the “Proceeds Interest”), pursuant to the terms of that certain Bill of Sale and Assignment of Contractual Rights, dated April 13, 2007, recorded in Volume 450, Page 144 of the Official Public Records of Carson County, Texas, re-recorded in Volume 461, Page 206 of the same records, and also recorded in Volume 860, Page 676 of the Official Public Records of Gray County, Texas, re-recorded in Volume 861, Page 170 of the same records, and pursuant to the terms of that certain Bill of Sale and Assignment of Contractual Rights, dated August 9, 2007, recorded in Volume 466, Page 14 of the Official Public Records of Carson County, Texas, and also recorded in Volume 870, Page 959 of the Official Public Records of Gray County, Texas. CapWest has agreed that for the consideration recited below, it will convey the Proceeds Interest to Seller at Closing. Seller and Buyer understand and agree that the Proceeds Interest shall merge with and become a part of the Assets, and will no longer be identifiable in the future as a separate interest in the Assets.

1.3 Axis Overriding Royalty. The Parties also acknowledge that the Assets are currently subject to a contractual but unrecorded 1/16th overriding royalty interest (the “Axis Overriding Royalty”) which was to be conveyed to Axis Network, Pty Ltd., a limited liability entity created under the laws of Australia (“Axis”) after the obligations of Seller to Lender were satisfied. Seller has agreed to obtain the Axis Overriding Royalty from Axis prior to, or simultaneously with Closing. Seller and Buyer understand and agree that the Axis Overriding Royalty shall merge with and become a part of the Assets, and will no longer be identifiable in the future as a separate interest in the Assets, and such interest is already reflected in the working interest and net revenue interests set forth on Exhibit B as being owned by Seller as of the date of the execution of this Agreement.

1.4 CapWest Overriding Royalty. The Parties further acknowledge that the Assets are currently subject to that certain two percent (2.0%) overriding royalty interest conveyed by Seller to CapWest (the “CapWest Overriding Royalty”), pursuant to the terms of that certain Assignment of Overriding Royalty Interest, dated April 13, 2007, recorded in Volume 450, Page 150 of the Official Public Records of Carson County, Texas, re-recorded in Volume 451, Page 177 of the same records, and also recorded in Volume 860, Page 682 of the Official Public Records of Gray County, Texas, and re-recorded in Volume 861, Page 199 of the same records. CapWest has agreed that for the consideration recited below, it will convey the CapWest Overriding Royalty to Seller at Closing. Seller has agreed to convey the CapWest Overriding Royalty to Axis at Closing as partial consideration for Axis giving up the Axis Overriding Royalty pursuant to Section 1.3 above. Seller and Buyer understand and agree that the CapWest Overriding Royalty shall be owned by Axis following Closing, and shall not merge with, or become part of the Assets. As such, the CapWest Overriding Royalty, as owned thereafter by Axis, shall continue to burden the Assets.

1.5 CapWest Warrants. The Parties further acknowledge that CapWest currently holds the right to purchase 2,000,000 shares of CGI’s common stock, as set forth in that certain Agreement to Issue Warrants, dated April 13, 2007, by and between CGI and CapWest (the “CapWest Warrants”). CapWest has agreed that for the consideration recited below, it will convey the CapWest Warrants to CGI. Seller and Buyer understand and agree that the CapWest Warrants shall be owned by CGI following Closing, and shall not merge with, or become part of the Assets.

1.6 Assumed Liabilities
. On the Closing Date, Buyer shall assume and agree to timely and fully pay, perform and otherwise discharge, without recourse to Seller or its affiliates, all of the liabilities and obligations of Seller and its affiliates, predecessors, successors, assigns or representatives, direct or indirect, known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, which relate, directly or indirectly, to the Assets, whether such liabilities and obligations accrue before, on or after the Effective Time (collectively, the “Assumed Liabilities”). Notwithstanding the foregoing, Assumed Liabilities shall not include, and there is excepted, reserved and excluded from such liabilities assumed by Buyer, the liabilities and obligations for which Seller indemnifies Buyer pursuant to Section 16.1.

1.7 Bankruptcy Matters. As stated in the Recitals above, Seller is currently subject to the Bankruptcy Cases. Seller agrees to pursue a voluntary dismissal of the Bankruptcy Cases and obtain from the bankruptcy court a final order of dismissal (the “Order of Dismissal”). Subject to the fulfillment of the terms and conditions of this Agreement, Lender agrees to cooperate with Seller in obtaining the Order of Dismissal. Seller acknowledges that New Concepts Energy, Inc. (“NCE”) has filed an objection opposing the Order of Dismissal. In consideration for the considerable time and expense that Buyer has expended in its preparation for Closing under this Agreement, Seller agrees that in the event Seller is unable to sell its interest in the Assets to Buyer as set forth hereunder as the result of NCE’s objection, Buyer shall be entitled to a breakup fee of THREE HUNDRED THOUSAND AND NO/100 DOLLARS ($300,000.00)(the “Breakup Fee”). The Breakup Fee shall be immediately due and payable if Seller is unable to obtain a final Order of Dismissal and consummate the transaction contemplated by this Agreement on or before August 31, 2008. Seller and Buyer agree that Buyer’s damages arising from Seller’s inability to obtain the bankruptcy court’s approval of this transaction would be difficult, if not impossible to quantify, and that the Breakup Fee represents a reasonable measure of damages to Buyer should this transaction not occur.

2. BUYER’S PURCHASE PRICE.

2.1 Amount of Buyer’s Purchase Price. The purchase price to be tendered by the Buyer to the Seller for Buyer’s acquisition of the Assets (including the Proceeds Interest and the Axis Overriding Royalty), is THIRTEEN MILLION TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($13,250,000.00) (the “Base Purchase Price”), subject to the adjustments provided for herein. The portion of the Base Purchase Price payable to Seller at Closing will be reduced by FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00), which will be placed in escrow by Buyer as provided in Section 2.2 below (the “Escrowed Funds”).

2.2 Deposit and Escrow. Within three (3) days of the execution of this Agreement, Buyer shall deliver to WNB as Escrow Agent, in cash by wire-transfer, in immediately available funds, a Deposit in an amount equal to SIX HUNDRED AND SEVENTY FIVE THOUSAND AND NO/100 DOLLARS ($675,000.00) (such amount together with all accrued interest thereon, the “Deposit”). Prior to Closing, the Deposit shall be maintained by WNB as Escrow Agent in an interest-bearing account, pursuant to the terms of that certain Escrow Agreement, to be dated as of the date of this Agreement, and in the form attached hereto as Exhibit 2.2 (the “Escrow Agreement”). As stated in the Escrow Agreement, upon the consummation of the transactions contemplated herein at Closing, WNB shall distribute the amount of ONE HUNDRED SEVENTY-FIVE THOUSAND AND NO/100 DOLLARS ($175,000.00)(the “Closing Distribution”), to Seller, and the entirety of the Deposit shall be credited to the Base Purchase Price at Closing. Further, at such Closing, WNB shall transfer the remainder of the Deposit, being FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00), (the “Escrowed Funds”), to a separate account, to be held by WNB, again pursuant to the terms of the Escrow Agreement, in escrow, as a source of security for the payment of claims related to any potential claimants in the Bankruptcy Cases, for the release of Lender from liability under existing blanket bond maintained by Seller with the Texas Railroad Commission, or for any claims asserted by Buyer within ninety (90) days from the Closing Date against Seller for any breach of their representations, warranties and/or covenants under this Agreement and the instruments and documents executed by Seller at Closing pursuant hereto (the “Escrow Period”). The retention of the Escrowed Funds and any exercise or recourse thereon shall not operate or be deemed to operate to limit or restrict any other legal or equitable rights or remedies available to Buyer for any such breach by Seller. In the event the Deposit is not delivered to WNB as prescribed, this Agreement shall be terminated. Further, in the event that Closing fails to occur, the Deposit shall be distributed in accordance with the terms of Article 15 below. Disputes relating to the Escrowed Funds shall be resolved as set forth herein. As stated in the Escrow Agreement, if WNB, in its capacity as Escrow Agent, complies with the terms of the Escrow Agreement, it shall have no further liability in that connection whatsoever, and Buyer and Seller specifically agree to indemnify and release WNB from any such liability, as consideration for its agreement to serve as Escrow Agent. In the event of a dispute between any of the Seller and Buyer regarding allocation, distribution, or payment of the Deposit, WNB shall have the unlimited right, in its sole discretion, to interplead the Deposit in the registry of any of the district courts of the State of Texas, sitting in Midland County, Texas, and to reimbursement from the Deposit of any and all legal fees, costs, and expenses incurred in connection with such an action in interpleader.

2.3 Adjustments to the Base Purchase Price. At Closing, appropriate adjustments to the Base Purchase Price shall be made as follows in accordance with Section 5.1 (as adjusted, the “Purchase Price”):

(A)	The Base Purchase Price shall be adjusted upward by:

(i)	any amount determined to be due Seller pursuant to Section 5.4;

(ii)	Property Taxes and Severance Taxes related to the Assets paid by Seller for the period following the Effective Time as determined pursuant to Section 5.3;

(iii)
an amount equal to the costs, expenses and other expenditures (whether capitalized or expensed) paid by Seller in accordance with this Agreement that are attributable to the Assets for the period from and after the Effective Time;

(iv)
an amount equal to the amount of proceeds derived from the sale of Oil and Gas, net of royalties and severance taxes paid by Buyer, actually received by Buyer and directly attributable to the Wells which are, in accordance with generally accepted accounting procedures, attributable to the period of time prior to the Effective Time;

(v)	any other amount agreed upon in writing by Seller and Buyer.

(B)	The Base Purchase Price shall be adjusted downward by:

(i)
an amount equal to the amount of proceeds derived from the sale of Oil and Gas, net of royalties and severance taxes paid by Seller, actually received by Seller and directly attributable to the Wells which are, in accordance with generally accepted accounting procedures, attributable to the period of time from and after the Effective Time;

(ii)
an amount equal to all expenditures, liabilities and costs relating to the Assets (other than Taxes related to the Assets) that are unpaid as of the Closing Date and assessed for or attributable to periods of time or the ownership of production prior to the Effective Time regardless how such expenditures, liabilities and costs are calculated provided that to the extent the actual amounts cannot be determined prior to the agreement of Buyer and Seller with respect to the Closing Adjustment Statement, a reasonable estimate of such expenditures, liabilities and costs shall be used;

(iii)
all amounts related to Title Defects as determined pursuant to Section 6.4, consents and preferential rights as determined pursuant to Section 6.5, Adverse Environmental Conditions as determined pursuant to Section 7.4, Exclusion Adjustments as determined pursuant to Sections 6.5 or 7.4, and Casualty Losses as determined pursuant to Section 17.1; and

(iv)	Property Taxes and Severance Taxes related to the Assets to be paid by Seller for the period prior to the Effective Time as determined pursuant to Section 4.3.

(v)	the amount of the Deposit; and

(vi)	and other amount agreed upon in writing by Seller and Buyer.

(C)
Seller shall have the right to collect any receivable, refund or other amounts associated with periods prior to the Effective Time. To the extent Buyer collects any such receivable, refund or other amounts, then Buyer shall promptly remit any such amounts to Seller.

2.4 Allocation. Seller and Buyer agree that the Base Purchase Price shall be allocated to the Assets as set forth in Exhibit B and agree that the values allocated to various portions of the Assets, which are set forth on Exhibit B (singularly with respect to each item, the “Allocated Value” and collectively, the “Allocated Values”), shall be binding on Seller and Buyer and shall be used only for the purposes of adjusting the Base Purchase Price pursuant to Sections 5.3 (relating to Taxes), 6.4 (relating to Title Defects), 17.1 (relating to Casualty Losses), and 7.4 (relating to Adverse Environmental Conditions), and are not intended as a measure of value for any other purpose.

3.	LENDER’S CONSIDERATION.

3.1 Lender’s Consideration for Release of Liens. As stated, as a condition precedent to the conveyance by Seller to Buyer of the Assets, Seller is required to tender full payment of any and all amounts outstanding under the following instruments:

(A)
That certain Loan Agreement dated April 13, 2007, by and among Seller, as Borrower, and WNB, as Lender (the “WNB Loan Agreement”), pursuant to which Borrower, as Maker, executed and delivered the following promissory notes:

(i)
That certain Multiple Advance Term Promissory Note, dated April 13, 2007, in the original principal amount of FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00)(the “First WNB Note”), the outstanding principal balance under which is $1,962,557.49, as of the date of this Agreement, and under which interest accrues at a per diem rate of $729.29 per day;

(ii)
That certain Term Promissory Note, dated as of June 19, 2007, in the original principal amount of SIXTY-SEVEN THOUSAND AND NO/100 DOLLARS ($67,000.00)(the “Second WNB Note”), the outstanding principal balance under which is $56,570.30, as of the date of this Agreement, and under which interest accrues at a per diem rate of $16.28 per day;

The WNB Loan Agreement, the First WNB Note, the Second WNB Note, all instruments executed pursuant thereto or simultaneously therewith, and any and all instruments referred to in that certain Proof of Claim dated ________, and filed by WNB in the Bankruptcy Cases are collectively referred to herein as the “WNB Loan Documents”.

(B)
That certain Loan Agreement dated April 13, 2007, by and among Seller, as Borrower, and CapWest, as Lender (the “CapWest Loan Agreement”), pursuant to which Borrower, as Maker, executed and delivered that certain Advancing Line of Credit/Term Note, dated April 13, 2007, in the original principal amount of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00)(the “CapWest Note”), the outstanding principal balance under which is $3,797,345.29, as of the date of this Agreement, and under which interest accrues at a per diem rate of $1,371.26 per day. The CapWest Loan Agreement, the CapWest Note, all instruments executed pursuant thereto or simultaneously therewith, and any and all instruments referred to in that certain Proof of Claim dated _________, and filed by CapWest in the Bankruptcy Cases are collectively referred to herein as the “CapWest Loan Documents”. The WNB Loan Documents and the CapWest Loan Documents are collectively referred to herein as the “Loan Documents”.

Seller expressly recognizes and agrees that the obligation to pay off all amounts due under the Loan Documents expressly includes any and all amounts due down through the date of Closing, that the amounts represented above are as of the date of this Agreement, and that the Seller shall be obligated to pay all outstanding principal, accrued interest, and any and all unreimbursed costs and expenses (including legal fees, consultant fees, and appraisal or engineering fees) incurred by Lender at any time through Closing. Such costs include not only those associated with the negotiation, execution, and enforcement of the Loan Documents, but also any and all costs arising from the Bankruptcy Cases. Once the Closing Date has been determined, Lender will provide to Seller a complete breakdown of the total payoff amount, to be inclusive down through the Closing Date of the amounts specified above (with that determined amount to be referred to herein as the “Payoff”).

3.2 CapWest’s Consideration for Conveyance of Ownership Interests. As consideration for CapWest’s conveyance to Seller of the Proceeds Interest, the CapWest Overriding Royalty, and the CapWest Warrants, and release of any rights under the Subordination Agreement between Seller and CapWest dated April 13, 2007 (the “Subordination Agreement”), Seller agrees to pay to CapWest the following consideration:

(A)
As consideration for the Proceeds Interest and the CapWest Warrants, Seller agrees to pay to CapWest total consideration of EIGHT HUNDRED AND FIFTY THOUSAND AND NO/100 DOLLARS ($850,000.00)(the “Proceeds Consideration”).

(B)
As consideration for the CapWest Overriding Royalty, Seller agrees to pay to CapWest total consideration of SEVEN HUNDRED THOUSAND AND NO/100 DOLLARS ($700,000.00)(the “Overriding Royalty Consideration”).

The Proceeds Consideration and the Overriding Royalty Consideration shall be collectively referred to herein as the “CapWest Consideration”. In no event will the CapWest Consideration be subject to adjustment.

4.	CLOSING.

4.1 Closing. The sale and purchase of the Assets (“Closing”) shall be held on the date the Order of Dismissal in the Bankruptcy Cases becomes final, which be shall ten (10) days after the Bankruptcy Court has entered that Order of Dismissal (“Closing Date”). The Closing will take place at the offices of Lender in Midland, Texas.

4.2	Deliveries by Seller to Buyer. At Closing, Seller shall deliver to Buyer:

(A)
A separate Assignment and Bill of Sale executed by Seller for each jurisdiction where the Assets are located, substantially in the form attached hereto as Exhibit D, effecting the sale, transfer, conveyance and assignment of the Assets, with (i) a special warranty of the real property title by, through and under Seller but not otherwise, and (ii) with all personal property and fixtures conveyed “AS IS, WHERE IS,” with no warranties whatsoever, express, implied or statutory;

(B)	Any governmental forms required to effect transfer in accordance with applicable regulations, duly executed by Seller;

(C)	Executed letters in lieu of transfer orders instructing purchasers of production to pay to Buyer the proceeds of sales of Oil and Gas from the Assets;

(D)	Executed change of operator forms as required by applicable governmental regulation;

(E)	Executed releases of any mortgages or financing statements in favor of Lender or any third party that may be currently encumbering the Assets;

(F)	An executed Closing Adjustment Statement;

(G)	An executed Non-Foreign Affidavit of Seller;

(H)	Possession of the Records and all other Assets;

(I)	The suspended funds pursuant to Section 5.5;

(J)
Partner or shareholder resolutions, as applicable, of Seller, certified by the secretary or other appropriate officer of Seller or of its general partner, authorizing the execution and performance of this Agreement and the transactions contemplated hereby.

4.3 Deliveries by Buyer to Seller. At Closing, Buyer shall deliver to Seller or Seller’s designee (including Lender, to the extent that Lender so instructs Buyer) the Purchase Price set forth in the Closing Adjustment Statement by wire transfer in immediately available funds, less the Deposit. Buyer shall also deliver evidence that it has provided replacement instruments for each guaranty, bond, letter of credit or similar contingent obligation given by Seller as required by law or the provisions of any Lease or other agreement along with the appropriate instruments necessary to receive immediate approval as Operator of the operated Assets, as appropriate. Buyer. Buyer shall execute and deliver the Assignment and Bill of Sale, Closing Adjustment Statement and other closing documents as necessary or appropriate.

4.4 Delivery of Payoff by Seller to Lender. At Closing, Seller shall deliver to Lender (or Seller shall instruct Buyer to deliver to Lender), the Payoff, by wire transfer, in immediately available funds.

4.5 Delivery of CapWest Consideration to CapWest. At Closing, Seller shall deliver to CapWest (or Seller shall instruct Buyer to deliver to CapWest), the CapWest Consideration, by wire transfer, in immediately available funds.

4.6 Delivery of Releases by Lender. At Closing, Lender shall deliver to Seller duly executed and acknowledged Releases of Lien, to include instruments to be recorded in the records of Carson and Gray Counties, Texas, any claims under the Subordination Agreement, and Uniform Commercial Code UCC-3 Termination Statements (collectively, the “Releases”), under which Lender releases Seller from any further obligation under the Loan Documents, and further releases specifically those Loan Documents that have been filed of record in the public records of Carson and Gray Counties, Texas, or in the public records of the Secretary of State of Texas and the Secretary of State of Nevada. Lender shall deliver to Buyer at Closing executed letters in lieu of transfer orders instructing those purchasers of production currently transmitting proceeds to Lender to pay to Buyer the proceeds of sales of Oil and Gas from the Assets.

4.7 Delivery of Proceeds Interest, CapWest Overriding Royalty, and CapWest Warrants to Seller. At Closing, CapWest shall deliver to Seller, separate instruments under each of which CapWest conveys to Seller the Proceeds Interest, the CapWest Overriding Royalty, and the CapWest Warrants. The instruments conveying the CapWest Overriding Royalty shall include a special warranty of the real property title by, through and under CapWest, but no other warranties. All personal property and fixtures shall be conveyed “AS IS, WHERE IS,” with no warranties whatsoever, express, implied or statutory.

4.8  Delivery of Axis Overriding Royalty and CapWest Overriding Royalty. At Closing or prior to Closing Axis shall deliver to Seller an instrument conveying the Axis Overriding Royalty to Seller. At Closing, following the receipt of the assignment of the CapWest Overriding Royalty from CapWest as set forth in 4.7 above, Seller shall deliver to Axis an instrument conveying the CapWest Overriding Royalty to Axis.

4.9 Further Cooperation. At the Closing and thereafter as may be necessary, Seller, Buyer and Lender shall execute and deliver such other instruments and documents and take such other actions as may be reasonably necessary to evidence and effectuate the transactions contemplated by this Agreement.

5	ACCOUNTING ADJUSTMENTS.

5.1 Closing Adjustments.
With respect to matters that can be determined as of the Closing, Seller shall prepare, in accordance with the provisions of this Article 5, a statement (the “Closing Adjustment Statement”) with relevant supporting information setting forth each adjustment to the Base Purchase Price submitted by Seller. Seller shall submit the Closing Adjustment Statement to Buyer, together with all records or data supporting the calculation of amounts presented on the Closing Adjustment Statement, no later than 3 days prior to the Closing. Prior to the Closing, Buyer and Seller shall review the adjustments proposed by Seller in the Closing Adjustment Statement. Agreed adjustments shall be taken into account in computing any adjustments to be made to the Base Purchase Price at the Closing. When available, actual figures will be used for the adjustments at Closing. To the extent actual figures are not available, estimates shall be used subject to final adjustments as described in Section 5.4 below.

5.2 Strapping and Gauging
Seller will cause the Oil and Gas in the storage facilities located on, or utilized in connection with, the Leases to be measured, gauged or strapped as of the Effective Time. Seller will cause the production meter charts (or if such do not exist, the sales meter charts) on the pipelines transporting Oil and Gas from the Leases to be read as of such time. The Oil and Gas in such storage facilities above six inches or through the meters on the pipelines as of the Effective Time shall belong to Seller and shall be valued based on the price actually paid for Oil and Gas produced from the Assets for the month prior to the Effective Time, and the Oil and Gas placed in such storage facilities after the Effective Time and production upstream of the aforesaid meters shall belong to Buyer and become part of the Assets. Buyer or Buyer’s representative shall have the option to witness the gauging by Seller. In the event Buyer or Buyer’s representative exercising the option to witness the gauging by Seller, Buyer agrees that the waiver and release provisions set forth in Section 6.1(A) of this Agreement shall apply thereto. This provision should not apply to any Assets that are not operated by Seller. There shall be no settlement for Stock in Tanks on non-operated Assets.

5.3	Taxes.

(A)
Property Taxes. All ad valorem taxes, real property taxes, personal property taxes and similar obligations assessed on the Assets (“Property Taxes”) shall be apportioned as of the Effective Time between Buyer and Seller. Buyer shall file or cause to be filed all required reports and returns incident to Property Taxes which are due on or after the Closing, and shall pay or cause to be paid to the taxing authorities all such taxes reflected on such reports and returns. The Post-Closing Adjustment Statement shall settle all liability for Property Taxes, using estimates based on previous assessments to the extent current assessments are not known.

(B)
Sales Taxes, Filing Fees, Etc. The Base Purchase Price is net of any sales taxes or other transfer taxes. Buyer shall be liable for any sales tax or other transfer tax as well as any applicable conveyance, transfer and recording fees, and real estate transfer stamp or taxes imposed upon the sale pursuant to this Agreement. If Seller is required by applicable state law to report and pay these taxes or fees, Buyer shall promptly reimburse Seller in full payment of the invoice.

(C)
Severance Taxes. All production, severance or excise taxes, conservation fees and other similar such taxes or fees (other than income taxes) payable on a current basis with respect to Oil and Gas produced and sold from the Assets (“Severance Taxes”) shall be borne by Seller to the extent the production on which such taxes are based occurs during Seller’s ownership prior to the Effective Time and shall be borne by Buyer to the extent such production occurs after the Effective Time.

5.4	Post-Closing Adjustments

(A)
A post-closing adjustment statement (the “Post-Closing Adjustment Statement”) based on the actual income and expenses shall be prepared and delivered by Seller to Buyer within ninety (90) days after the Closing, proposing further adjustments to the calculation of the Purchase Price based on the information then available. Seller or Buyer, as the case may be, shall be given access to and shall be entitled to review and audit the other Party’s records pertaining to the computation of amounts claimed in such Post-Closing Adjustment Statement.

(B)
Within thirty (30) days after receipt of the Post-Closing Adjustment Statement, Buyer shall deliver to Seller a written statement describing in reasonable detail its objections (if any) to any amounts or items set forth on the Post-Closing Adjustment Statement. If Buyer does not raise objections within such period, then the Post-Closing Adjustment Statement shall become final and binding upon the Seller and Buyer at the end of such period.

(C)
If Buyer raises objections, the Seller and Buyer shall negotiate in good faith to resolve any such objections. If the Seller and Buyer are unable to resolve any disputed item within thirty (30) days after Buyer’s receipt of the Post-Closing Adjustment Statement, any disputed accounting item shall be submitted to a nationally recognized independent accounting firm mutually agreeable to the Seller and Buyer who shall be instructed to resolve such disputed item within thirty (30) days. The resolution of disputes by the accounting firm so selected shall be set forth in writing and shall be conclusive, binding and non-appealable upon the Seller and Buyer with respect to the accounting matters submitted and the Post-Closing Adjustment Statement shall become final and binding upon the Seller and Buyer on the date of such resolution. The fees and expenses of such accounting firm shall be paid one-half by Buyer and one-half by Seller.

(D)
After the Post-Closing Adjustment Statement has become final and binding on the Seller and Buyer, Seller or Buyer, as the case may be, shall pay to the other such sums as are due to settle accounts between the Seller and Buyer due to differences between the estimated Purchase Price paid pursuant to the Closing Adjustment Statement and the actual Purchase Price set forth on the Post-Closing Adjustment Statement.

5.5 Suspended Funds. At the Closing, Seller shall provide to Buyer a listing showing all proceeds from production attributable to the Leases which are currently held in suspense and shall transfer to Buyer all of those suspended proceeds. Buyer shall be responsible for proper distribution of all the suspended proceeds, to the extent turned over to it by Seller, to the parties lawfully entitled to them and any claims related thereto, and Buyer hereby agrees to indemnify, defend and hold harmless Seller from and against any and all claims, liabilities, losses, costs and expenses arising out of or relating to those suspended proceeds and any claims related thereto after the Effective Date. Seller shall remain responsible and liable for any claims, liabilities, losses, costs and expenses arising out of or relating to those suspended proceeds and any claims related thereto through the Closing Date.

5.6 Audit Adjustments. Seller retains all rights to adjustments resulting from any operating agreement and other audit claims asserted against third party operators on transactions occurring prior to the Effective Time (which includes Buyer, if applicable). Any credit received by Buyer pertaining to such an audit claim shall be paid to Seller within thirty (30) days after receipt.

5.7 Cooperation. Each Party covenants and agrees to promptly inform the other with respect to amounts owing under Sections 5.4 and 5.6 hereof.

6.	DUE DILIGENCE: TITLE MATTERS.

6.1	General Access.

(A)
During reasonable business hours, Seller agrees to grant Buyer physical access to the Leases and Wells to allow Buyer to conduct, at Buyer’s sole risk and expense, on-site inspections and environmental assessments of the Leases and Wells. Buyer agrees not to enter onto the Leases or contact field employees without Seller’s prior knowledge. In connection with any such on-site inspections, Buyer agrees not to interfere with the normal operation of the Leases and Wells and agrees to comply with all requirements of the operators of the Wells. If Buyer or its agents prepares an environmental assessment of any Lease or Well, Buyer agrees to keep such assessment confidential and to furnish copies thereof to Seller. In connection with granting such access, Buyer represents that it is adequately insured and waives, releases and agrees to indemnify the Seller against all claims for injury to, or death of, persons or for damage to operations or property arising in any way from the access afforded to Buyer hereunder or the activities of Buyer. This waiver, release and indemnity by Buyer shall survive termination of this Agreement.

(B)
Upon the execution of this Agreement, Seller shall give Buyer and its representatives, employees, consultants, independent contractors, attorneys and other advisors reasonable access to the Records during regular office hours for any and all inspections and copying.

6.2	Defensible Title. As used herein the term Defensible Title shall mean:

(A)	As to the Assets, that title or operating rights of Seller which:

(i)
entitles Seller to receive not less than the interests shown in Exhibit B as the “Net Revenue Interest” of all Oil and Gas produced, saved and marketed from or allocated to the formations in the associated Wells which are producing as of the date of this Agreement or which have otherwise been given Allocated Value, all without reduction, suspension or termination except as stated in such Exhibit; and

(ii)
obligates Seller to bear a percentage of the costs and expenses relating to the maintenance and development of, and operations relating to, the producing formations in each associated Well not greater than the “Working Interest” shown in Exhibit B (without a proportionate increase in the Net Revenue Interest), all without increase except as stated in such Exhibit; and

(B)
That title of Seller to the Assets is free and clear of liens, encumbrances and defects that materially and adversely affect the ownership, operation or use of the Assets, except for Permitted Encumbrances.

(C)	As used herein, the term “Permitted Encumbrances” shall mean any one or more of the following:

(i)
The provisions of the Leases and any lessor’s royalties, overriding royalties, net profits interests, carried interests, production payments, reversionary interests and similar burdens reflected in the public records or in the Records, if the net cumulative effect of the burdens does not operate to reduce the Net Revenue Interest of Seller below the interests described in Exhibit B;

(ii)	Any increase in lessor’s royalty occasioned by the repeal or suspension of any governmental regulation providing for the reduction of royalty for wells producing below defined threshold amounts;

(iii)	Division orders and production sales contracts terminable without penalty upon no more than ninety (90) days notice to the purchaser;

(iv)
Preferential Rights and required third party consents to assignment and similar agreements with respect to which waivers or consents are obtained from the appropriate parties, or the appropriate time period for asserting any such right has expired without an exercise of the right;

(v)
Materialman’s, mechanic’s, repairman’s, employee’s, contractor’s, operator’s and other similar liens or charges arising in the ordinary course of business for obligations that are not delinquent and that will be paid and discharged in the ordinary course of business, or if delinquent, that are being contested in good faith by appropriate action of which Buyer is notified in writing before Closing;

(vi)
All rights to consent by, required notices to, filings with, or other actions by governmental entities in connection with the sale or conveyance of oil and gas leases or interests therein if they are routinely obtained subsequent to the sale or conveyance;

(vii)
Easements, rights-of-way, servitudes, permits, surface leases and other rights in respect of surface operations that do not materially interfere with the oil and gas operations to be conducted on any Well or Lease;

(viii)
All operating agreements, unit agreements, unit operating agreements, pooling agreements and pooling designations affecting the Assets that are either (i) of record in Seller’s chain of title or (ii) reflected or referenced in the Records or (iii) included as Material Agreements on Exhibit 8.1(K), to the extent the same do not decrease Seller’s Net Revenue Interests below the interests set forth on Exhibit B or increase Seller’s Working Interests above the interests set forth on Exhibit B;

(ix)	Conventional rights of reassignment prior to release or surrender requiring notice to the holders of the rights;

(x)
All rights reserved to or vested in any governmental, statutory or public authority to control or regulate any of the Assets in any manner, and all applicable laws, rules and orders of governmental authority;

(xi)	Defects that are defensible by possession under applicable statutes of limitation for adverse possession or for prescription;

(xii)
Defects that a reasonable operator in the oil and gas industry would normally accept and that cannot reasonably be expected to prevent Buyer from receiving proceeds of production from the affected Assets; and

(xiii)
All other liens, charges, encumbrances, contracts, agreements, instruments, obligations, defects and irregularities affecting the Assets that individually or in the aggregate are not such as to materially interfere with or affect the operation, value or use of any of the Assets and have not prevented, and cannot reasonably be expected to prevent, Buyer from receiving the proceeds of production from the affected Assets; and

(xiv)	All Assumed Liabilities of Buyer as set forth herein

6.3	Defect Letters.

(A)
Buyer may from time to time and no later than July 25, 2008, notify Seller in writing (a “Notice”) of any matter which would cause title to all or part of the Assets not to be Defensible Title (“Title Defect”). There shall be no adjustment to the Base Purchase Price unless the aggregate Title Defect Values of all Title Defects satisfying the condition in clause (i) exceed one percent (1%) of the Base Purchase Price (the “Title Defect Threshold”) (such amount being a threshold, not a deductible). In order to provide Seller a reasonable opportunity to cure any Title Defects prior to Closing, Buyer shall use reasonable efforts to provide the Notice as soon as reasonably possible after becoming aware of or making its determination of the Title Defect.

(B)
In the Notice, Buyer must describe with reasonable detail each alleged Title Defect it has discovered and the steps required to cure each Title Defect, include Buyer’s reasonable estimate of the Title Defect Value attributable to each, and include all data and information in Buyer’s possession or control bearing thereon. Subject to the special warranty in the Assignment and Bill of Sale delivered at Closing, Buyer shall be deemed to have conclusively waived all Title Defects not disclosed to Seller in a Notice on or before July 25, 2008.

(C)	Upon timely delivery of a Notice by Buyer:

(i)
within three (3) business days after Seller’s receipt of the Title Defects Notice, Seller shall notify Buyer whether Seller agrees with Buyer’s claimed Title Defects and/or the proposed Title Defect Values therefor (“Seller’s Response”). If Seller does not agree with any claimed Title Defect and/or the proposed Title Defect Value therefor, then the Seller and Buyer shall enter into good faith negotiations and shall attempt to agree on such matters;

(ii)
within one (1) business day after Seller’s notice of its cure of a Title Defect, Buyer shall notify Seller whether Buyer agrees with Seller’s proposed cure of a Title Defect (“Buyer’s Response”). If Buyer does not agree with any such cure, then the Seller and Buyer shall enter into good faith negotiations and shall attempt to agree on such matters;

(iii)
if the Seller and Buyer cannot reach agreement concerning either the existence of a Title Defect, Seller’s proposed cure of a Title Defect, or a Title Defect Value within ten (10) days after Buyer’s receipt of Seller’s Response or Seller’s receipt of Buyer’s Response, as applicable, upon either Party’s request, the Seller and Buyer shall mutually agree on and employ an attorney experienced in title examination in the state where the Assets are located (“Title Consultant”) to resolve all points of disagreement relating to Title Defects and Title Defect Values; provided that Seller or Buyer may elect not to proceed to Closing with regard to such Assets and adjust the Base Purchase Price in the amount of the Allocated Value and not submit such matter to arbitration;

(iv)
if at any time any Title Consultant so chosen fails or refuses to perform hereunder, a new Title Consultant shall be chosen by the Seller and Buyer. The cost of any such Title Consultant shall be borne fifty percent (50%) by Seller and fifty percent (50%) by Buyer. Each Party shall present a written statement of its position on the Title Defect and/or Title Defect Value in question to the Title Consultant within five (5) days after the Title Consultant is selected, and the Title Consultant shall make a determination of all points of disagreement in accordance with the terms and conditions of this Agreement within ten (10) business days of receipt of such position statements. The determination by the Title Consultant shall be conclusive and binding on the Seller and Buyer, and shall be enforceable against any Party in any court of competent jurisdiction. If necessary, the Closing Date shall be deferred only as to those Assets affected by any unresolved disputes regarding the existence of a Title Defect and/or the Title Defect Value until the Title Consultant has made a determination of the disputed issues with respect thereto and all subsequent dates and required activities with respect to any such Assets having reference to the Closing Date shall be correspondingly deferred; provided, however, that, unless Seller and Buyer mutually agree to the contrary, the Closing Date shall not be deferred in any event for more than thirty (30) days beyond the scheduled Closing Date in Section 4.1. Once the Title Consultant’s determination has been expressed to both Seller and Buyer, if applicable, Seller shall have five (5) days in which to advise Buyer in writing which of the options available to Seller under Section 6.4 that Seller elects regarding each of the Assets as to which the Title Consultant has made a determination. In evaluating whether a Title Defect exists, due consideration shall be given to the length of time that the particular Asset has been producing Oil and Gas and whether such fact, circumstance or condition is of the type expected to be encountered in the area involved and is usual and customarily acceptable to reasonable and prudent operators, working interest owners and/or purchasers engaged in the business of the exploration, development, and operation of oil and gas properties.

6.4	Effect of Title Defect

(A)
In the event Buyer provides Seller with a timely Notice and the Title Defects are valid and exceed the Title Defect Threshold, for those Title Defects not cured by Closing, Seller may, at its sole discretion:

(i)	adjust the Base Purchase Price in the amount of the Title Defect Value of the Asset to which such Title Defect relates and proceed to Closing on all Assets; or

(ii)
proceed with (a) Closing on those Assets not affected by the valid Title Defects and such Assets to which a Title Defect relates but for which Seller has elected to proceed to Closing with an adjustment of the Base Purchase Price in the amount of the Title Defect Value of such Assets and (b) defer Closing on those other Assets to which a Title Defect relates and for which Seller has elected to attempt to cure such Title Defect and to not proceed to Closing, for which Buyer shall place into escrow an amount equal to the Allocated Values of the Assets affected by the valid Title Defects, which withheld amount shall be paid to Seller when the Asset affected by any valid Title Defect is cured or the Title Defect is waived by Buyer and the affected Asset is conveyed from Seller to Buyer. If neither of the above occurs and if Seller later determines it will not cure a Title Defect on or before six (6) months from the Closing Date, the amount in the escrow account attributable to such Title Defect will be returned to Buyer and Seller shall retain such Asset affected by such Title Defect.

(B)	The diminution in value of an Asset attributable to a valid Title Defect (the “Title Defect Value”) notified in a Notice shall be determined by the following:

(i)
if the valid Title Defect asserted is that the actual Net Revenue Interest attributable to the producing or valued formation in any Asset is less than that stated in the applicable Exhibit, then the Title Defect Value is the product of the Allocated Value attributed to the affected formation(s) in such Asset, multiplied by a fraction, the numerator of which is the difference between the Net Revenue Interest set forth in the applicable Exhibit and the actual Net Revenue Interest, and the denominator of which is the Net Revenue Interest stated in the applicable Exhibit; or

(ii)
if the valid Title Defect represents an obligation, encumbrance, burden or charge upon the affected Asset (including any increase in Working Interest for which there is not a proportionate increase in Net Revenue Interest), the amount of the Title Defect Value is to be determined by taking into account the Allocated Value of such Asset, the portion of the Asset affected by the Title Defect, the legal effect of the Title Defect, the potential economic effect of the Title Defect over the life of the affected Asset, and the Title Defect Values placed upon the Title Defect by Buyer and Seller.

(iii)	Notwithstanding the above, in no event shall the total of the Title Defect Values related to a particular Asset exceed the Allocated Value of such Asset.

(C)
If the aggregate value of (i) the Base Purchase Price adjustment for Title Defect Values plus (ii) the Allocated Value of Assets which are retained in lieu of cure or adjustment equals or exceeds ten percent (10%) of the Base Purchase Price, then by notice delivered prior to the Closing either Party may terminate this Agreement and neither Party shall have any further obligation to conclude the transfer of the Assets under this Agreement.

6.5 Preferential Rights and Consents. Seller shall use its best efforts to obtain all required consents and to give notices required in connection with preferential purchase rights, so that the third party election date to exercise the preferential right will occur at least seven (7) business days prior to Closing. If Buyer discovers other affected Assets during the course of Buyer’s due diligence activities, Buyer shall notify Seller immediately and Seller shall use its best efforts to obtain such consents and to give the notices required in connection with the preferential rights prior to Closing.

(A)
Consents. Except for consents and approvals which are customarily obtained post-Closing, if a necessary consent to assign any Lease has not been obtained as of the Closing, then (i) the portion of the Assets for which such consent has not been obtained shall not be conveyed at the Closing, (ii) the Allocated Value for that Asset shall not be paid to Seller, and (iii) Seller shall use best efforts to obtain such consent as promptly as possible following Closing. If such consent has been obtained as of the date on which the Post-Closing Adjustment Statement becomes final, Seller shall convey the affected Asset to Buyer effective as of the Effective Time and Buyer shall pay Seller the Allocated Value of the affected Asset, less any proceeds from the affected Asset received by Seller attributable to the period of time after the Effective Time (calculated in accordance with Section 2.3). If such consent has not been obtained or has not been waived by Buyer as of the date on which the Post-Closing Adjustment Statement becomes final, Seller shall elect either to (i) challenge in court the enforceability of such consent right, in which event Seller shall retain the affected Asset until such legal challenge is finally resolved by settlement or non-appealable court order, after which either Seller shall convey the affected Asset to Buyer under the terms of this Agreement and Buyer shall pay the Allocated Value of the Purchase Price for such Asset, less any proceeds received by Seller attributable to such Asset for the period from and after the Effective Time (calculated in accordance with Section 2.3) or (ii) retain the affected Asset and the Purchase Price shall be reduced by an amount equal to the Allocated Value of the retained Asset (with such adjustment being an “Exclusion Adjustment”). Buyer shall reasonably cooperate with Seller in obtaining any required consent including providing assurances of reasonable financial conditions, but Buyer shall not be required to expend funds or make any other type of financial commitments a condition of obtaining such consent.

(B)	Preferential Purchase Rights.

(i)
If any preferential right to purchase any portion of the Assets is exercised prior to the Closing Date, or if the time frame for the exercise of such preferential purchase rights has not expired and Seller has not received notice of an intent not to exercise or waiver of the preferential purchase right, that portion of the Assets affected by such preferential purchase right shall be excluded from the Assets and the Purchase Price shall be adjusted downward by an amount equal to the Allocated Value of such affected Assets without the requirement for Buyer to give notice (with such adjustment being an “Exclusion Adjustment”). Notwithstanding any other provision in this Agreement, if a preferential purchase right subject to this Agreement is exercised, Buyer has the right, at its sole discretion, to terminate this Agreement, provided that the Allocated Value of all preferential rights exercised is equal to or exceeds ten percent (10%) of the Base Purchase Price.

(ii)
If a third party exercises its preferential right to purchase, but fails to consummate the purchase prior to the Closing, Seller shall retain the affected Assets and the Purchase Price shall be adjusted downward by an amount equal to the Allocated Value of such affected Assets (with such adjustment being an “Exclusion Adjustment”).

(iii)
If a third party exercises its preferential right to purchase, but does not consummate the purchase within the time frame specified in the preferential purchase right, Seller agrees to convey the affected Asset to Buyer effective as of the Effective Time, and Buyer agrees to pay Seller the Allocated Value of the Affected Asset.

(iv)
If a preferential purchase right is not discovered prior to Closing, and the affected Asset is conveyed to Buyer at Closing, and the preferential purchase right is exercised and subsequently consummated after Closing, Buyer agrees to convey such affected Assets to the party exercising such right on the same terms and conditions under which Seller conveyed such Assets to Buyer and retain all amounts paid by the party exercising such preferential right to purchase. In the event of such exercise, Buyer shall prepare, execute and deliver a form of conveyance of such Asset to such exercising party, such conveyance to be in form and substance as provided in this Agreement, and Seller agrees to hold harmless and indemnify Buyer from any and all liabilities and obligations associated with such conveyed Asset, and to reimburse Buyer for reasonable expenses incurred by Buyer relating to the conveyed Asset.

(C)	Exclusive Remedy. The remedies set forth in this Section 6.5 are the exclusive remedies under this Agreement for exercised preferential purchase rights and required consents to assign the Assets.

7.	ENVIRONMENTAL ASSESSMENT.

7.1	Physical Condition of the Assets.

(A)
Buyer acknowledges that the Assets have been used for oil and gas drilling and production operations and possibly for the storage and disposal of waste materials or hazardous substances related to standard oil field operations. Physical changes in or under the Assets or adjacent lands may have occurred as a result of such uses. The Assets also may contain previously plugged and abandoned wells, buried pipelines, storage tanks and other equipment, whether or not of a similar nature, the locations of which may not now be known by Seller or be readily apparent by a physical inspection of the Assets. Buyer understands that Seller does not have the requisite information with which to determine the exact nature or condition of the Assets nor the effect any such use has had on the physical condition of the Assets. Pursuant to the Safe Water Drinking and Toxic Enforcement Act of 1986, Buyer is hereby notified and assumes the risk that detectable amounts of chemicals known to cause cancer, birth defects and other reproductive harm may be found in, on or around the Assets. Upon consummation of the Closing Buyer shall be deemed to have assumed the risk of expense, claim, damage or liability arising from any such matter referred to in this section, including without limitation the risk that the Assets may contain waste or contaminants and that adverse physical conditions, including the presence of waste or contaminants, may not have been revealed by Buyer’s investigation. Consummation of the Closing shall transfer all responsibility and liability related to disposal, spills, waste or contamination on or below the Assets from Seller to Buyer.

(B)
In addition, Buyer acknowledges that some oil field production equipment located on the Assets may contain asbestos and/or naturally-occurring radioactive material (“NORM”). In this regard, Buyer expressly understands that NORM may affix or attach itself to inside of wells, materials and equipment as scale or in other forms, and that wells, materials and equipment located on the Assets described herein may contain NORM and that NORM-containing materials may be buried or have been otherwise disposed of on the Assets. Buyer also expressly understands that special procedures may be required for the removal and disposal of asbestos and NORM from the Assets where it may be found, and that upon consummation of the Closing Buyer shall be deemed to have assumed all liability when such activities are performed.

7.2	Inspection and Testing.

(A)
Prior to Closing, Buyer shall have the right, at its sole cost and risk, to review Seller’s Phase I environmental assessments of the Assets, if any exist, and to conduct any further environmental assessment of the Assets it deems appropriate, to the extent that Seller has the authority to grant such right to Buyer. Buyer shall immediately provide to Seller any data obtained from such assessments, including any reports and conclusions. Seller and Buyer shall keep all information relating to such assessments strictly confidential whether or not Closing occurs, except as may be required pursuant to any Environmental Laws.

(B)
Buyer waives and releases all claims against Seller, its affiliates, and each of their respective directors, officers, employees, agents, and other representatives and their successors and assigns (collectively, the “Seller’s Group”), for injury to or death of persons, or damage to property, arising in any way from the exercise of rights granted to Buyer hereby or the activities of Buyer or its employees, agents or contractors on the Assets. BUYER SHALL INDEMNIFY THE SELLER’S GROUP AGAINST AND HOLD THE MEMBERS OF THE SELLER’S GROUP HARMLESS FROM ANY AND ALL LOSS, COST, DAMAGE, EXPENSE OR LIABILITY, INCLUDING REASONABLE ATTORNEY’S FEES, WHATSOEVER ARISING OUT OF (I) ANY AND ALL STATUTORY OR COMMON LAW LIENS OR OTHER ENCUMBRANCES FOR LABOR OR MATERIALS FURNISHED IN CONNECTION WITH SUCH TESTS, SAMPLINGS, STUDIES OR SURVEYS AS BUYER MAY CONDUCT WITH RESPECT TO THE ASSETS; AND (II) ANY INJURY TO OR DEATH OF PERSONS OR DAMAGE TO PROPERTY OCCURRING IN, ON OR ABOUT THE ASSETS AS A RESULT OF SUCH EXERCISE OR ACTIVITIES.

(C)
“Environmental Laws” means all applicable local, state, and federal laws, rules, regulations, and orders regulating or otherwise pertaining to: (i) the use, generation, migration, storage, removal, treatment, remedy, discharge, release, transportation, disposal, or cleanup of pollutants, contamination, hazardous wastes, hazardous substances, hazardous materials, toxic substances or toxic pollutants; (ii) surface waters, ground waters, ambient air and any other environmental medium on or off any Lease; or (iii) the environment, habitat protection or health and safety-related matters; including the following as from time to time amended and all others whether similar or dissimilar: the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Clean Air Act, the Clean Water Act, the Safe Drinking Water Act, the National Environmental Policy Act, the Endangered Species Act, the Oil Pollution Act of 1990, and all regulations promulgated pursuant thereto.

7.3
Notice of Adverse Environmental Conditions. No later than July 25, 2008, Buyer shall notify Seller in writing of any Adverse Environmental Condition with respect to the Assets. Such notice shall describe in reasonable detail the Adverse Environmental Condition and include the estimated Environmental Defect Value attributable thereto (the “Environmental Defect Notice”) based on a verifiable estimate of the cost to Remediate the Adverse Environmental Condition. There shall be no adjustment to the Base Purchase Price unless the aggregate Environmental Defect Values of all Adverse Environmental Conditions satisfying the condition in clause (i) exceeds one percent (1%) of the Base Purchase Price (the “Environmental Defect Threshold”) (such amount being a threshold, not a deductible). The “Environmental Defect Value” attributable to any Adverse Environmental Condition shall be the estimated amount (net to Seller’s interest) of all reasonable costs and claims necessary to Remediate the Adverse Environmental Conditions, as reasonably determined and estimated by Buyer. The term “Adverse Environmental Condition” means (i) the failure of the Assets to be in material compliance with all applicable Environmental Laws; (ii) the Assets being subject to any agreements, consent orders, decrees or judgments currently in existence based on any Environmental Laws that negatively and materially impact the future use of any portion of the Assets or that require any material change in the present conditions of any of the Assets; or (iii) the Assets being subject to any material uncured notices of violations of or non-compliance with any applicable Environmental Laws or any claim of material violation of any Environmental Laws to the extent not disclosed to Buyer prior to execution of this Agreement. Buyer shall be deemed to have conclusively waived (i) all Adverse Environmental Conditions not contained in an Environmental Defect Notice delivered to Seller on or before three (3) business days prior to Closing and (ii) any remedy against Seller for Adverse Environmental Conditions that do not exceed the Environmental Defect Threshold.

7.4	Rights and Remedies for Adverse Environmental Conditions.

(A)
With respect to any Adverse Environmental Conditions affecting one or more of the Assets which exceed the Environmental Defect Threshold, Seller may on an Asset-by-Asset basis (i) Remediate the Adverse Environmental Conditions prior to Closing, but Seller shall have no obligation to do so, and proceed to Closing with no adjustment of the Base Purchase Price; (ii) proceed to Closing and adjust the Base Purchase Price in an amount equal to the applicable Environmental Defect Value; or (iii) retain the affected Asset and reduce the Base Purchase Price by the Allocated Value of the affected Asset (“Exclusion Adjustment”).

(B)	Buyer waives any Adverse Environmental Condition for which Buyer has received an adjustment to the Base Purchase Price in accordance with Section 7.4(A).

(C)
If Buyer delivers a valid Environmental Defect Notice to Seller and if the aggregate of the Environmental Defects claimed is less than or equals the Environmental Defect Threshold, Buyer will be deemed to have accepted the Assets “where-is, as-is” with respect to all Adverse Environmental Conditions in, on or under the Assets and the Adverse Environmental Condition(s) in, on and under the Assets will be deemed to be part of the Assumed Liabilities. The Environmental Defect Threshold is a threshold and not a deductible. The Environmental Defect Threshold and the Title Defect Threshold are separate and distinct and operate independently.

(D)
If the aggregate value of (i) the Base Purchase Price adjustment for Adverse Environmental Conditions plus (ii) any Exclusion Adjustments in lieu of Remediating any Adverse Environmental Conditions equals or exceeds ten percent (10%) of the Base Purchase Price, either Party may terminate this Agreement and neither Party shall have any further obligation to conclude the transfer of the Assets under this Agreement.

(E)
The term “Remediate” or “Remediation” means, with respect to any valid Adverse Environmental Condition, the undertaking and completion of those actions and activities necessary to eliminate or correct such Adverse Environmental Condition to the degree sufficient that such Adverse Environmental Condition no longer constitutes an Adverse Environmental Condition as defined above. Seller shall promptly notify Buyer at such time as it believes that it has Remediated an Adverse Environmental Condition. Buyer shall promptly notify Seller whether it agrees such condition is Remediated. If Buyer fails to notify Seller of its determination with respect to such Remediation within ten (10) business days following Seller’s notice, such Adverse Environmental Condition shall be deemed Remediated.

(F)
If Seller and Buyer are unable to agree on the amount of the Environmental Defect Value within ten (10) business days after Seller’s receipt of the Environmental Defect Notice or that an Adverse Environmental Condition exists, has been Remediated or is required to be Remediated, then the dispute will be submitted to a mutually acceptable company with recognized expertise in the oil and gas environmental remediation and regulation field (the “Environmental Consultant”) whose determination shall be final and binding upon the Seller and Buyer. Seller and Buyer shall each bear their respective costs and expenses incurred in connection with any such dispute, and one-half (1/2) of the fees, costs and expenses charged by the Environmental Consultant. Each Party shall present a written statement of its position on the Adverse Environmental Condition and/or the Environmental Defect Value in question to the Environmental Consultant within five (5) business days after the Environmental Consultant is selected, and the Environmental Consultant shall make a determination of all points of disagreement in accordance with the terms and conditions of this Agreement within ten (10) business days of receipt of such position statements. If necessary, the Closing Date shall be deferred only as to those Assets affected by any unresolved disputes regarding the existence of an Adverse Environmental Condition and/or the Environmental Defect Value until the Environmental Consultant has made a determination of the disputed issues with respect thereto and all subsequent dates and required activities with respect to any such Assets having reference to the Closing Date shall be correspondingly deferred; provided, however, that, unless Seller and Buyer mutually agree to the contrary, the Closing Date shall not be deferred in any event for more than thirty (30) days beyond the scheduled Closing Date in Section 4.1. All Assets as to which no such dispute(s) exist shall be conveyed to Buyer subject to the terms of this Agreement at Closing. Once the Environmental Consultant’s determination has been expressed to both Seller and Buyer, if applicable, Seller shall have five (5) business days in which to advise Buyer in writing which of the options available to Seller under Section 7.4(A) Seller elects regarding each of the Assets as to which the Environmental Consultant has made a determination.

7.5
Remediation by Seller. If Seller elects to Remediate an Adverse Environmental Condition or is required by a governmental or regulatory agency to Remediate an Adverse Environmental Condition, the following will govern the Remediation:

(A)
Seller shall be responsible for all negotiations and contacts with federal, state, and local agencies and authorities. Buyer may not make any independent contacts with any agency, authority, or other third party with respect to the Adverse Environmental Condition or Remediation and shall keep all information regarding the Adverse Environmental Condition and Remediation confidential, except in each instance to the extent required by applicable law.

(B)
Seller shall Remediate the Adverse Environmental Condition to the level agreed upon by Seller and Buyer (or failing such agreement to the level determined by the Environmental Consultant), but in no event shall Seller be required to Remediate the Adverse Environmental Condition beyond the level required by the Environmental Laws in effect at the Effective Time.

(C)
Buyer shall grant and warrant access and entry to the Assets after Closing to Seller and third parties conducting assessments or Remediation, to the extent and as long as necessary to conduct and complete the assessment or Remediation work, to remove equipment and facilities, and to perform any other activities reasonably necessary in connection with assessment or Remediation.

(D)
Buyer shall facilitate Seller’s ingress and egress or assessment or Remediation activities after the Closing. Seller shall make reasonable efforts to perform the work so as to minimize disruption to Buyer’s business activities.

(E)	Seller shall continue Remediation of the Adverse Environmental Condition until the first of the following occurs:

(i)	the appropriate governmental authorities provide notice to Seller or Buyer that no further Remediation of the Adverse Environmental Condition is required; or

(ii)	the Adverse Environmental Condition has been Remediated to the level required by the Environmental Laws or as agreed by the Parties.

Upon the occurrence of either (i) or (ii) above, Seller shall notify Buyer that Remediation of the Adverse Environmental Condition is complete and provide a copy of the notification described in (i) above, if applicable. Upon delivery of said notice, Seller shall be released from all liability and have no further obligations under any provisions of this Agreement in connection with an Adverse Environmental Condition.
(F)
Until Seller completes Remediation of an Adverse Environmental Condition, Seller and Buyer shall each notify the other of any pending or threatened claim, action, or proceeding by any authority or private party that relates to or would affect the environmental condition, the assessment, or the Remediation of the Assets.

8.	REPRESENTATIONS AND WARRANTIES OF SELLER.

8.1	Seller’s Representations and Warranties. Seller represents and warrants to Buyer the following as of the date of execution of this Agreement and the Closing:

(A)
Status. CGI is a corporation duly organized, legally existing and in good standing under the laws of the State of Nevada, and authorized to do business in the state of Texas. Gryphon is a limited liability company duly organized, legally existing and in good standing under the laws of the state of Texas. GFS is a limited liability company duly organized, legally existing and in good standing under the laws of the state of Texas.

(B)
Authority. Seller owns the Assets and has the requisite power and authority to enter into this Agreement, to carry out the transactions contemplated hereby, to transfer the Assets in the manner contemplated by this Agreement, and to undertake all of the obligations of Seller set forth in this Agreement.

(C)
Validity of Obligations. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite action on the part of Seller as required under its formation documents. This Agreement and any documents or instruments delivered by Seller at the Closing shall constitute legal, valid and binding obligations of Seller enforceable in accordance with their terms subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium and other laws for the protection of creditors, as well as to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(D)
No Violation. The execution and delivery of this Agreement does not, and the fulfillment of and compliance with the terms and conditions hereof will not, as of Closing, violate, or be in conflict with, any provision of Seller’s governing documents, or any statute, rule or regulation applicable to Seller or any agreement or instrument to which Seller is a party or by which it is bound, or, to Seller’s knowledge, violate, or be in conflict with any judgment, decree or order applicable to Seller or require the approval or consent of any third party (subject to governmental consents and approvals customarily obtained after the Closing).

(E)
AFE’s. With respect to the joint, unit or other operating agreements relating to the Assets, except as set forth in Exhibit 8.1(E), there are no material outstanding calls or payments under authorities for expenditures for payments relating to the Assets which are due or which Seller has committed to make which have not been made.

(F)
Contractual Restrictions. Seller has not entered into any contracts for or received prepayments, take-or-pay arrangements, buydowns, buyouts for Oil and Gas, or storage of the same relating to the Assets which Buyer shall be obligated to honor and make deliveries of Oil and Gas or pay refunds of amounts previously paid under such contracts or arrangements.

(G)
Litigation. Except as set forth in Exhibit 8.1(G), there is no suit, action or proceeding pending or, to Seller’s knowledge, threatened against Seller or the Assets that would have a material adverse affect upon the ownership, operation or value of any of the Assets.

(H)
Permits and Consents. With respect to Assets for which Seller is the operator, Seller has (i) acquired all material permits, licenses, approvals and consents from appropriate governmental bodies, authorities and agencies to conduct operations on the Assets in compliance with applicable laws, rules, regulations, ordinances and orders; and (ii) is in material compliance with all such permits, licenses, approvals and consents.

(I)
Broker’s Fees. Seller has engaged the services of a broker in respect of the matters provided for in this Agreement, however Seller agrees to be responsible for all fees associated with such broker and Buyer shall have no responsibility for the payment of such fees.

(J)
Taxes. (i) Seller has filed (with respect to the Assets) all material returns for Property Taxes and Severance Taxes that are due, (ii) all payments (with respect to the Assets) shown to be due on such returns have been paid, and (iii) there is no material dispute or claim concerning any Property Tax or Severance Tax liability of the Seller (with respect to the Assets) claimed or raised by any tax authority in writing.

(K)	Material Agreements. To the best of Seller’s knowledge, all agreements material to the ownership, operation or value of the Assets are listed in Exhibit 8.1(K) (“Material Agreements”).

(L)	Consents and Preferential Purchase Rights. To the best of Seller’s knowledge, Exhibit 8.1(L) lists all consents and preferential purchase rights contained in the Leases or Material Agreements.

(M)	Gas Imbalances. To the best of Seller’s knowledge, there are no gas imbalances with respect to the Assets as of the Effective Time.

(N)	Royalties. To Seller’s knowledge, all rentals, royalties and other payments due under the Leases have been paid, except those amounts properly being held in suspense.

(O)
Production Sales Contracts. There are no production sales contracts pertaining to the Assets that provide for a fixed price and that cannot be cancelled at any time upon ninety (90) days (or less) prior notice.

(P)	Calls on Production. There are no calls on production pertaining to the Assets that provide for payment at less than applicable current market prices.

8.2	Scope of Representations of Seller.

(A)
Information About the Assets. Except as expressly set forth in this Agreement or in the Assignment and Bill of Sale, Seller disclaims all liability and responsibility for any representation, warranty, statements or communications (orally or in writing) to Buyer, including any information contained in any opinion, information or advice that may have been provided to Buyer by any employee, officer, director, agent, consultant, engineer or engineering firm, representative, partner, member, beneficiary, owner or contractor of Seller wherever and however made, including those made in any data room or internet site and any supplements or amendments thereto or during any negotiations with respect to this Agreement or any confidentiality agreement previously executed by the Seller and Buyer with respect to the Asset. EXCEPT AS SET FORTH IN ARTICLE 8 OF THIS AGREEMENT, SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS, STATUTORY OR IMPLIED, AS TO (i) THE ACCURACY, COMPLETENESS OR MATERIALITY OF ANY DATA, INFORMATION OR RECORDS FURNISHED TO BUYER IN CONNECTION WITH THE ASSETS OR OTHERWISE CONSTITUTING A PORTION OF THE ASSETS; (ii) THE PRESENCE, QUALITY AND QUANTITY OF HYDROCARBON RESERVES (IF ANY) ATTRIBUTABLE TO THE ASSETS, INCLUDING WITHOUT LIMITATION SEISMIC DATA AND SELLER’S INTERPRETATION AND OTHER ANALYSIS THEREOF; (iii) THE ABILITY OF THE ASSETS TO PRODUCE HYDROCARBONS, INCLUDING WITHOUT LIMITATION PRODUCTION RATES, DECLINE RATES AND RECOMPLETION OPPORTUNITIES; (iv) IMBALANCE OR PAYOUT ACCOUNT INFORMATION, ALLOWABLES, OR OTHER REGULATORY MATTERS; (v) THE PRESENT OR FUTURE VALUE OF THE ANTICIPATED INCOME, COSTS OR PROFITS, IF ANY, TO BE DERIVED FROM THE ASSETS; (vi) THE ENVIRONMENTAL CONDITION OF THE ASSETS; (vii) ANY PROJECTIONS AS TO EVENTS THAT COULD OR COULD NOT OCCUR; (viii) THE TAX ATTRIBUTES OF ANY ASSET; (ix) ANY OTHER MATTERS CONTAINED IN OR OMITTED FROM ANY INFORMATION OR MATERIAL FURNISHED TO BUYER BY SELLER OR OTHERWISE CONSTITUTING A PORTION OF THE ASSETS; AND, (x) THE COMPLETENESS OR ACCURACY OF THE INFORMATION CONTAINED IN ANY EXHIBIT HERETO. ANY DATA, INFORMATION OR OTHER RECORDS FURNISHED BY SELLER ARE PROVIDED TO BUYER AS A CONVENIENCE AND BUYER’S RELIANCE ON OR USE OF THE SAME IS AT BUYER’S SOLE RISK.

(B)
Independent Investigation. Buyer agrees that it has, or by Closing will have, made its own independent investigation, analysis and evaluation of the Assets and the transaction contemplated by this Agreement (including Buyer’s own estimate and appraisal of the extent and value of Seller’s Oil and Gas reserves attributable to the Assets and an independent assessment and appraisal of the environmental risks and liabilities associated with the acquisition of the Assets). Buyer agrees that it has had, or will have prior to Closing, access to all information necessary to perform its investigation and has not relied and will not rely on any representations by Seller other than those expressly set forth in this Agreement

9.	REPRESENTATIONS AND WARRANTIES OF BUYER.

9.1	Buyer’s Representations and Warranties. Buyer represents and warrants to Seller as follows as of the date hereof and the Closing:

(A)	Status. Buyer is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware.

(B)	Authority. Buyer has the power and authority to enter into this Agreement, to carry out the transactions contemplated hereby and to undertake all of the obligations of Buyer set out in this Agreement.

(C)
Validity of Obligations. The consummation of the transactions contemplated by this Agreement will not in any respect violate, nor be in conflict with, any provision of Buyer’s charter, by-laws or other governing documents, or any agreement or instrument to which Buyer is a party or is bound, or any judgment, decree, order, statute, rule or regulation applicable to Buyer (subject to governmental consents and approvals customarily obtained after the Closing). This Agreement and the documents executed and delivered by Buyer in connection with the Closing shall constitute legal, valid and binding obligations of Buyer, enforceable in accordance with their terms, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium and other laws for the protection of creditors, as well as to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(D)
Qualification and Bonding. Buyer is, or will be on the Closing Date, in compliance with the bonding and liability insurance requirements of all applicable state or federal laws or regulations that could affect Buyer’s ability or authority to own and operate the Assets and is qualified to own any federal, Indian or state oil and gas leases that constitute part of the Assets.

(E)
Non-Security Acquisition. Buyer intends to acquire the Assets for its own benefit and account and is not acquiring the Assets with the intent of distributing fractional undivided interests thereof such as would be subject to regulation by federal or state securities laws, and if, in the future, it should sell, transfer or otherwise dispose of the Assets or fractional undivided interests therein, it will do so in compliance with any applicable federal and state securities laws.

(F)
Evaluation. By reason of Buyer’s knowledge and experience in the evaluation, acquisition and operation of oil and gas properties, Buyer has evaluated the merits and risks of purchasing the Assets from Seller and has formed an opinion based solely upon Buyer’s knowledge and experience and not upon any representations or warranties by Seller.

(G)	Financing. Buyer has sufficient cash, available lines of credit or other sources of immediately available funds to enable it to pay the Purchase Price to Seller at the Closing.

(H)
Broker’s Fees. Buyer has incurred no obligation or liability, contingent or otherwise, for brokers’ or finders’ fees in respect of the matters provided for in this Agreement for which Seller shall have any responsibility.

(I)
No Knowledge of Seller’s Breach. As of the date of execution of this Agreement, Buyer has no knowledge of any breach by Seller of any representation or warranty of Seller, or of any other fact, event, condition or circumstance that would excuse Buyer from the timely performance of its obligations hereunder.

10. DISCLAIMER OF REPRESENTATIONS AND WARRANTIES BY LENDER. CapWest has agreed to convey the Proceeds Interest and the CapWest Overriding Royalty to Seller with special warranties of title, limited to claims made by, through, and under CapWest, but not otherwise. With the exception of such special warranties by CapWest, Lender expressly disclaims any and all representations, either expressed or implied. Any releases to be executed by Lender shall be without any warranty whatsoever, and shall be expressly made without recourse against Lender.

11.	CERTAIN AGREEMENTS OF SELLER. Seller agrees and covenants that, unless Buyer shall have otherwise agreed in writing, the following provisions shall apply:

11.1	Maintenance of Assets. From the Effective Time until Closing, Seller agrees that it shall:

(A)	Administer and operate the operated Assets in accordance with the applicable operating agreements.

(B)	Not introduce any new methods of management, operation or accounting with respect to any or all of the Assets.

(C)
Use commercially reasonable efforts to maintain and keep the Assets in full force and effect; and fulfill all contractual or other covenants, obligations and conditions imposed upon Seller with respect to the Assets, including, but not limited to, payment of royalties, delay rentals, shut-in gas royalties and any and all other required payments.

(D)
Except to the extent necessary or advisable to avoid forfeiture or penalties, not enter into agreements to drill new wells or to rework, plug back, deepen, plug or abandon any Well, nor commence any drilling, reworking or completing or other operations on the Leases which requires estimated expenditures exceeding Ten Thousand Dollars ($10,000.00), net to the working interest of Seller, for each operation (except for emergency operations and operations required under presently existing contractual obligations) without obtaining the prior written consent of Buyer (which consent shall not be unreasonably withheld, delayed or conditioned); provided that the terms of this paragraph (D) shall not apply to any expenditures of Seller which will not be charged to Buyer.

(E)
Not voluntarily relinquish its position as operator to anyone other than Buyer with respect to any of the operated Assets or voluntarily abandon any of the Wells other than as required pursuant to the terms of a Lease or by regulation.

(F)
Not, without the prior written consent of Buyer (which consent shall not be unreasonably withheld, delayed or conditioned), (i) enter into any agreement or arrangement (other than one constituting a Permitted Encumbrance) transferring, selling or encumbering any of the Assets (other than in the ordinary course of business, including ordinary course sales of production, inventory or salvage); (ii) grant any preferential or other right to purchase or agree to require the consent of any party not otherwise required to consent to the transfer and assignment of the Assets to Buyer; (iii) enter into any new sales contracts or supply contracts which cannot be cancelled upon thirty (30) days or less prior notice; or (iv) incur or agree to incur any contractual obligation (absolute or contingent) with respect to the Assets except as otherwise provided herein (including ordinary course sales of production, inventory or salvage or pursuant to any disclosed AFEs covering the Assets).

(G)
To the extent known to Seller, provide Buyer with written notice of (i) any claims, demands, suits or actions made against Seller which materially affect the Assets; or (ii) any proposal from a third party to engage in any material transaction (e.g., a farmout) with respect to the Assets.

11.2 Records. Seller shall have the right to make and retain copies of the Records as Seller may desire prior to the delivery of the Records to Buyer. Buyer, for a period of seven (7) years after the Closing Date, shall make available to Seller (at the location of such Records in Buyer’s organization) access to such Records as Buyer may have in its possession (or to which it may have access) upon written request of Seller, during normal business hours; provided, however, that Buyer shall not be liable to Seller for the loss of any Records by reason of clerical error or inadvertent loss or destruction of Records.

11.3 Audit Rights. Seller agrees to make available to Buyer prior to and for a period of twelve months following Closing any and all existing information and documents in the possession of Seller that Buyer may reasonably require to comply with Buyer’s tax and financial reporting requirements and audits. Without limiting the generality of the foregoing, Seller will use its commercially reasonable efforts after execution of this Agreement and for twelve months following Closing to cooperate with the independent auditors chosen by Buyer (“Buyer’s Auditor”) in connection with their audit of any annual revenue and expenses statements of the Assets that Buyer or any of its Affiliates requires to comply with their tax and financial reporting requirements, and their review of any interim quarterly revenue and expense statements of the Assets that Buyer requires to comply with such reporting requirements. Buyer’s cooperation will include (i) such reasonable access to Seller’s employees who were responsible for preparing the revenue and expense statements and work papers and other supporting documents used in the preparation of such financial statements as may be required by Buyer’s Auditor to perform an audit in accordance with generally accepted auditing standards, and (ii) delivery of one or more customary representation letters (in substantially the form previously approved by Seller and Buyer) from Seller to Buyer’s Auditor that are requested by Buyer to allow such auditors to complete an audit (or review of any interim quarterly financials), and to issue an opinion that in Buyer’s experience is acceptable with respect to an audit or review of those revenue and expense statements required pursuant to this Section. Buyer will reimburse Seller, within three (3) business days after demand therefor, for any reasonable out-of-pocket and overhead costs with respect to any costs incurred by Seller in complying with the provisions of this Section. In the event that Buyer’s Auditors determine that any of the Assets are not auditable due to insufficient financial records, or for any reason determined by Auditors, then the unauditable Assets will be excluded from this sale and the Purchase Price will be reduced by the Allocated Value of said Assets.

12. CERTAIN AGREEMENTS OF BUYER. Buyer agrees and covenants that unless Seller shall have consented otherwise in writing, the following provisions shall apply:

12.1 Plugging Obligation. Upon consummation of the Closing, Buyer shall perform and assume all liability for the necessary and proper plugging and abandonment of all Wells and all surface restoration and reclamation required by law or the Leases.

12.2 Plugging Bond. Buyer shall post, prior to Closing, the necessary bonds or letters of credit as required by the state in which the Leases are located for the plugging of all Wells, and provide Seller with a copy of same, and provide proof satisfactory to Seller that the applicable state has accepted such bonds or letters of credit as sufficient assurance to cover the plugging of all Wells and related matters. Further, Buyer shall provide to Seller copies of the approval by any applicable regulatory agencies concerning change of operatorship of the Assets if Buyer is duly elected Operator.

12.3 Seller’s Logos. Commencing no later than sixty (60) days after Closing, Buyer shall promptly cover or cause to be covered by decals or new signage any names and marks used by Seller, and all variations and derivatives thereof and logos relating thereto, from the Assets and shall not thereafter make any use whatsoever of such names, marks and logos.

13. CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER. All obligations of Buyer under this Agreement are, at Buyer’s election, subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

13.1 No Litigation. At the Closing, no suit, action or other proceeding shall be pending before any court or governmental agency which attempts to prevent the occurrence of the transactions contemplated by this Agreement.

13.2 Representations and Warranties. All representations and warranties of Seller contained in this Agreement shall be true in all material respects as of the Closing as if such representations and warranties were made as of the Closing Date (except for those representations or warranties that are expressly made only as of another specific date, which representations and warranties shall be true in all material respects as of such other date) and Seller shall have performed and satisfied in all material respects all covenants and fulfilled all conditions required by this Agreement to be performed and satisfied by Seller at or prior to the Closing.

13.3 Bankruptcy Matters. At or prior to Closing, Seller shall have obtained the Order of Dismissal which is final.

14. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER. All obligations of Seller under this Agreement are, at Seller’s election, subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

14.1 No Litigation. At the Closing, no suit, action or other proceeding shall be pending before any court or governmental agency which attempts to prevent the occurrence of the transactions contemplated by this Agreement.

14.2 Representations and Warranties. All representations and warranties of Buyer contained in this Agreement shall be true in all material respects as of the Closing, as if such representations and warranties were made as of the Closing Date (except for those representations or warranties that are expressly made only as of another specific date, which representations and warranties shall be true in all material respects as of such other date) and Buyer shall have performed and satisfied in all material respects all covenants and fulfilled all conditions required by this Agreement to be performed and satisfied by Buyer at or prior to the Closing.

15.	TERMINATION.

15.1	Causes of Termination. This Agreement and the transactions contemplated herein may be terminated:

(A)	At any time by mutual consent of the Seller and Buyer.

(B)	By either Party as provided in Sections 6.4(C), 6.5(B) or 7.4(D) pertaining to Title Defects, preferential rights or Adverse Environmental Conditions, respectively.

(C)	By Buyer if, on the Closing Date, any of the conditions set forth in Article 11 hereof shall not have been satisfied or waived.

(D)	By Seller if, on the Closing Date, any of the conditions set forth in Article 12 hereof shall not have been satisfied or waived.

(E)	By Seller or Buyer if Closing has not occurred on or before August 31, 2008.

(F)
Notwithstanding anything contained herein, a Party shall not have the right to terminate this Agreement pursuant to clause (C), (D) or (E) above if such Party is at such time in material breach of any provision of this Agreement.

15.2	Effect of Termination.

(A)
Buyer’s Breach. If Closing does not occur because Buyer wrongfully fails to tender performance at Closing or otherwise breaches this Agreement prior to Closing, and Seller is ready to close and is not in material breach of this Agreement, Seller shall have the right to terminate this Agreement, in which case the Escrow Agent shall transmit the Deposit, together with interest thereon, to Lender, and Lender shall apply those amounts to its claims against the Seller in the Bankruptcy Cases. Buyer’s failure to close shall not be considered wrongful if (i) conditions to Buyer’s obligation to close under Article 12 are not satisfied through no fault of Buyer and are not waived, or (ii) Buyer has terminated this Agreement as of right under Section 14.1. The reduction of Seller’s liability to Lender by application of the Deposit and interest thereon in the Bankruptcy Cases (said application being expressly approved by the Seller) shall be Seller’s sole and exclusive remedy for Buyer’s wrongful failure to close hereunder and Seller expressly waives any and all other remedies, legal and equitable, that it otherwise may have for Buyer’s failure to close.

(B)
Seller’s Breach. If Closing does not occur because Seller wrongfully fails to tender performance at Closing or otherwise breaches this Agreement prior to Closing, and Buyer is ready to close and is not in material breach of this Agreement, Buyer may terminate this Agreement, in which event Seller will return the Deposit, together with interest thereon, to Buyer immediately after the determination that the Closing will not occur. If Buyer elects not to terminate this Agreement upon any such breach by Seller, Buyer shall retain all legal remedies for Seller’s breach of this Agreement, including, without limitation, specific performance of this Agreement. Seller’s failure to close shall not be considered wrongful if (i) conditions to Seller’s conditions to close under Article 13 are not satisfied through no fault of Seller and are not waived; or (ii) Seller has terminated this Agreement as of right under Section 14.1.

(C)
Termination Pursuant to Section 14.1. If Buyer or Seller terminates this Agreement pursuant to Section 14.1 in the absence of a breach by the other Party, Seller shall return the Deposit to Buyer and neither Buyer nor Seller shall have any liability to the other Party for termination of this Agreement. If Buyer or Seller terminates this Agreement pursuant to Section 14.1 and asserts that a breach of this Agreement has occurred, the notice of termination shall include a statement describing the nature of the alleged breach together with supporting documentation.

(D)
Effect of Termination. In the event of the termination of this Agreement pursuant to the provisions of this Article 15 or elsewhere in this Agreement, this Agreement shall become void and have no further force and effect and, except as provided in this Article 15, for the indemnities provided for in Sections 7.2(B) and 15.2, any breach of this Agreement prior to such termination and any continuing confidentiality requirement, neither Party shall have any further right, duty or liability to the other hereunder. Upon termination, Buyer agrees to return to Seller or destroy all materials, documents and copies thereof provided, obtained or discovered in the course of any due diligence investigations of the Assets.

16.	INDEMNIFICATION.

16.1 Indemnification by Seller. UPON CLOSING, SELLER SHALL TO THE FULLEST EXTENT PERMITTED BY LAW, RELEASE, DEFEND, INDEMNIFY, AND HOLD HARMLESS BUYER, ITS AFFILIATES, AND EACH OF THEIR RESPECTIVE OWNERS, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, OTHER REPRESENTATIVES, SUCCESSORS AND ASSIGNS (COLLECTIVELY THE “BUYER GROUP”) FROM AND AGAINST THE FOLLOWING:

(A)
MISREPRESENTATIONS. ALL CLAIMS, DEMANDS, LIABILITIES, JUDGMENTS, LOSSES AND REASONABLE COSTS, EXPENSES AND ATTORNEYS’ FEES (INDIVIDUALLY A “LOSS” AND COLLECTIVELY, THE “LOSSES”) ARISING FROM THE BREACH BY SELLER OF ANY REPRESENTATION OR WARRANTY SET FORTH IN THIS AGREEMENT THAT SURVIVES CLOSING;

(B)	BREACH OF COVENANTS. ALL LOSSES ARISING FROM THE BREACH BY SELLER OF ANY COVENANT SET FORTH IN THIS AGREEMENT; AND

(C)	OWNERSHIP AND OPERATION. ALL LOSSES ARISING FROM SELLER’S OWNERSHIP OR OPERATION OF THE ASSETS PRIOR TO THE EFFECTIVE TIME DIRECTLY ASSOCIATED WITH THE FOLLOWING MATTERS:

(i)	DAMAGES TO PERSONS OR PROPERTY, OR DEATH, FOR CLAIMS ASSERTED BY ANY THIRD PARTY AND ACCRUING PRIOR TO THE EFFECTIVE TIME;

(ii)	THE VIOLATION BY SELLER OF THE TERMS OF ANY AGREEMENT BINDING UPON SELLER;

(iii)	CLAIMS AGAINST SELLER BY CO-OWNERS, PARTNERS, JOINT VENTURERS AND OTHER PARTICIPANTS IN THE WELLS;

(iv)	THE IMPROPER PAYMENT OF ROYALTIES, RENTALS AND SIMILAR PAYMENTS BY SELLER UNDER THE LEASES PRIOR TO THE EFFECTIVE TIME;

(v)	THE LITIGATION MATTERS SET FORTH ON EXHIBIT 8.1(G);

(vi)	AD VALOREM, PROPERTY, SEVERANCE AND SIMILAR TAXES ATTRIBUTABLE TO THE PERIOD OF TIME PRIOR TO THE EFFECTIVE TIME;

(vii)
ANY CONTAMINATION OR CONDITION THAT IS THE RESULT OF ANY OFF-SITE DISPOSAL BY SELLER OR ITS AFFILIATES OF ANY POLLUTANTS, CONTAMINANTS OR HAZARDOUS MATERIAL ON, IN OR BELOW ANY PROPERTIES NOT INCLUDED IN THE ASSETS PRIOR TO THE EFFECTIVE TIME; AND

(viii)	COSTS AND EXPENSES RELATING TO THE OWNERSHIP OR OPERATION OF THE ASSETS THAT ARE UNPAID AS OF THE CLOSING DATE AND THAT ARE ATTRIBUTABLE TO THE PERIOD OF TIME PRIOR TO THE EFFECTIVE TIME.

(D)
CLAIMS OF NCE. ALL CLAIMS, DEMANDS, LIABILITIES, JUDGMENTS, LOSSES AND REASONABLE COSTS, EXPENSES AND ATTORNEYS’ FEES ASSOCIATED WITH CLAIMS ASSERTED AGAINST BUYER BY NEW CONCEPTS ENERGY, INC. IN CONNECTION WITH THE ASSETS.

(E)	Notwithstanding the above, the following limitations shall apply to Seller’s indemnification obligations:

(i)
Seller shall not be obligated to indemnify Buyer for any Loss unless Buyer has delivered a written notice of such Loss within the Survival Period (as defined below) applicable to such Loss. Any Loss for which Seller does not receive written notice before the end of the Survival Period shall be deemed to be an Assumed Liability. The “Survival Period” applicable to Losses shall mean:

(1)	With regard to a breach of representations and warranties contained in Sections 8.1(A), (B), (C), (D) and (E), for a period of four (4) years following the Closing;

(2)	All of the other representations and warranties by Seller in this Agreement for a period of one (1) year following the Closing;

(3)	With regard to a breach of a covenant by Seller, for a period equal to the lesser of the applicable statute of limitations period of four (4) years following the Closing; and

(4)	With regard to the matters covered by Section 16.1 (C), for a period equal to the lesser of the applicable statute of limitations period or four (4) years following the Closing.

(ii)
The indemnification obligations of Seller pursuant to this Agreement shall be limited to actual Losses and shall not include incidental, consequential, indirect, punitive, or exemplary Losses or damages;

(iii)	Seller’s aggregate liabilities and obligations under this Article 16 shall not exceed one hundred percent (100%) of the Base Purchase Price;

(iv)
Seller shall have no liability or obligation for any Losses, unless and until and only to the extent that the aggregate Losses for which Buyer is entitled to recover under this Agreement exceeds one percent (1%) of the Base Purchase Price (the “Indemnity Deductible”) (such amount being a deductible and not a threshold).

(v)
The amount of Losses required to be paid by Seller to indemnify Buyer pursuant to this Agreement shall be reduced to the extent of any amounts actually received by Buyer pursuant to the terms of the insurance policies (if any) covering such claim and any tax benefits received by Buyer.

(vi)
Except as specifically provided in Section 16.1(C), Seller’s indemnification obligations shall not cover any liabilities, duties and obligations relating to properly plugging and abandoning wells, restoring and reclaiming the surface, removal of all pipelines, equipment, and related facilities now or hereafter located on the Assets, and cleaning up, restoring and Remediation of the Assets in accordance with the Environmental Laws and the relevant Leases, or any other violation or claimed violation of Environmental Laws (including but not limited to the payment of fines, penalties, monetary sanctions or other civil liabilities) or the presence, disposal, release or threatened release of any hazardous substance or hazardous waste from the Assets into the atmosphere or into or upon land or any water course or body of water, including groundwater, whether or not attributable to Seller’s activities or the activities of third parties. All such matters are covered exclusively by Article 6 of this Agreement.

16.2 Indemnification by Buyer. UPON CLOSING, BUYER SHALL TO THE FULLEST EXTENT PERMITTED BY LAW, RELEASE, DEFEND, INDEMNIFY, AND HOLD HARMLESS SELLER’S GROUP FROM AND AGAINST THE FOLLOWING:

(A)	MISREPRESENTATIONS. ALL LOSSES ARISING FROM THE BREACH BY BUYER OF ANY REPRESENTATION OR WARRANTY SET FORTH IN THIS AGREEMENT THAT SURVIVES CLOSING;

(B)	BREACH OF COVENANTS. ALL LOSSES ARISING FROM THE BREACH BY BUYER OF ANY COVENANT SET FORTH IN THIS AGREEMENT;

(C)	ASSUMED LIABILITIES. ALL LOSSES ARISING FROM OR COMPRISING THE ASSUMED LIABILITIES.

16.3 Physical Inspection. BUYER INDEMNIFIES AND AGREES TO RELEASE, DEFEND, INDEMNIFY AND HOLD HARMLESS THE SELLER’S GROUP FROM AND AGAINST ANY AND ALL CLAIMS ARISING FROM BUYER’S INSPECTING AND OBSERVING THE ASSETS, INCLUDING (A) CLAIMS FOR PERSONAL INJURIES TO OR DEATH OF EMPLOYEES OF THE BUYER, ITS CONTRACTORS, AGENTS, CONSULTANTS AND REPRESENTATIVES, AND DAMAGE TO THE PROPERTY OF BUYER OR OTHERS ACTING ON BEHALF OF BUYER; AND (B) CLAIMS, DEMANDS, LOSSES, DAMAGES, LIABILITIES, JUDGMENTS, CAUSES OF ACTION, COSTS OR EXPENSES FOR PERSONAL INJURIES TO OR DEATH OF EMPLOYEES OF THE SELLER’S GROUP OR THIRD PARTIES, AND DAMAGE TO THE PROPERTY OF THE SELLER’S GROUP OR THIRD PARTIES. THE FOREGOING INDEMNITY INCLUDES, AND THE SELLER AND BUYER INTEND IT TO INCLUDE, AN INDEMNIFICATION OF THE SELLER’S GROUP FROM AND AGAINST CLAIMS ARISING OUT OF OR RESULTING, IN WHOLE OR PART, FROM THE CONDITION OF THE ASSETS OR THE SELLER’S GROUP’S SOLE, JOINT, COMPARATIVE, OR CONCURRENT NEGLIGENCE, STRICT LIABILITY OR FAULT BUT NOT THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SELLER’S GROUP.

16.4 Notification. As soon as reasonably practical after obtaining knowledge thereof, the indemnified Party shall notify the indemnifying Party of any claim or demand which the indemnified Party has determined has given or could give rise to a claim for indemnification under this Article 16. Such notice shall specify the agreement, representation or warranty with respect to which the claim is made, the facts giving rise to the claim and the alleged basis for the claim, and the amount (to the extent then determinable) of liability for which indemnity is asserted. In the event any action, suit or proceeding is brought with respect to which a Party may be liable under this Article 16, the defense of the action, suit or proceeding (including all settlement negotiations and arbitration, trial, appeal, or other proceeding) shall be at the discretion of and conducted by the indemnifying Party. If an indemnified Party shall settle any such action, suit or proceeding without the written consent of the indemnifying Party (which consent shall not be unreasonably withheld), the right of the indemnified Party to make any claim against the indemnifying Party on account of such settlement shall be deemed conclusively denied. An indemnified Party shall have the right to be represented by its own counsel at its own expense in any such action, suit or proceeding, and if an indemnified Party is named as the defendant in any action, suit or proceeding, it shall be entitled to have its own counsel and defend such action, suit or proceeding with respect to itself at its own expense. Subject to the foregoing provisions of this Article 16, neither Party shall, without the other Party’s written consent, settle, compromise, confess judgment or permit judgment by default in any action, suit or proceeding if such action would create or attach any liability or obligation to the other Party. The Seller and Buyer agree to make available to each other, and to their respective counsel and accountants, all information and documents reasonably available to them which relate to any action, suit or proceeding, and the Seller and Buyer agree to render to each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense of any such action, suit or proceeding.

16.5	Indemnification of Lender by Seller.

2.
(A)Seller acknowledges and agrees that Lender has acted in good faith and has conducted itself in a commercially reasonable manner in its relationships with Seller in connection with the Loan Documents. Seller hereby waives, releases, and discharges Lender from any claims to the contrary.

3.
(B)Through the Effective Time Seller acknowledges they have no defenses, affirmative or otherwise, rights of setoff, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against Lender or any past, present, or future agent, attorney, legal representative, predecessor in interest, affiliate, successor, assign, employee, director, or officer of Lender, directly or indirectly, arising out of, based upon, or in any manner connected with, any transaction, event, circumstance, action, failure to act, or occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted, or begun through the Effective Time and occurred, existed, was taken, permitted, or begun in accordance with, pursuant to, or by virtue of the any of the terms or conditions of the Loan Documents.

4.
(C)Seller hereby knowingly and voluntarily, forever releases, acquits, and discharges absolutely and without limitation, Lender from any and all manner of claims, demands and causes of action of any nature, whether known or unknown to Seller, which exist through the Effective Time and which: (i) directly or indirectly arise out of, are based upon, or are in any manner attributable to the Loan Documents; or (ii) directly or indirectly arise out of, are based upon, or are in any manner connected with or attributable to any action, failure to act, or occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted, or begun by any member of Lender on or through the Effective Time, and which occurred, existed, was taken, permitted, or begun in accordance with, pursuant to, or by virtue of any of the terms or conditions of this Agreement or any other of the Loan Documents. This release encompasses, without limitation, any claim that Lender or either collectively or individually (1) is in any way responsible for the condition or any deterioration of the business operations and/or financial condition of Seller; (2) has breached any agreement to loan money or make other financial accommodations available to Seller or to fund any operations of Seller; (3) has breached any fiduciary duty; (4) has breached any duty of fair dealing or good faith; (5) has committed any breach of confidence; (6) has breached any funding commitment; (7) has exerted undue influence over Seller; (8) has employed duress or economic coercion in its dealings with Seller; (9) has had a conflict of interest in its dealing with Seller; or (10) has committed, engaged in or been guilty of usury, negligent misrepresentation, negligence, bad faith, malpractice, violations of the Racketeer Influenced and Corrupt Organizations Act, intentional or negligent infliction of mental distress, tortious interference with contractual relations, tortious interference with corporate governance or prospective business advantage, breach of contract, deceptive trade practices, libel, slander, or conspiracy (all of the foregoing collectively, “Claims”). Seller further acknowledges and agrees that, to the extent any Claims against Lender may exist, they are of a speculative nature so as to be incapable of objective valuation and that, in any event, the value to Seller of the covenants and obligations of Lender contained in this Agreement and any other of the documents executed and delivered in connection with this Agreement substantially and materially exceeds any and all value of any kind or nature whatsoever of any such Claims and it is the specific intention of Seller, through this Agreement, to fully, finally and forever settle and release all Claims of Seller which exist through the Effective Time, whether known or unknown to Seller. In furtherance of such intention, Seller expressly states that this release is fully and finally effective for all of its purposes, absolutely and immediately upon Closing.

5.
(D)Seller hereby acknowledges and agrees that the execution of this Agreement by Lender shall not constitute an acknowledgement of or admission by Lender either individually or collectively of the existence of any Claims or of liability for any Claims or matters upon which any Claim may be asserted.

6.
(E)Seller and Lender hereby each acknowledge that they have freely and voluntarily entered into this Agreement after an adequate opportunity and sufficient period of time to review, analyze, and discuss: (i) all terms and conditions of this Agreement; (ii) any and all other documents executed and delivered in connection with the transactions contemplated by this Agreement; and (iii) all factual and legal matters relevant to this Agreement and/or any and all such other documents, with counsel freely and independently selected by Seller. Seller further acknowledges and agrees that they have actively and with full understanding participated in the negotiation of this Agreement and all other documents executed and delivered in connection with this Agreement after consultation and review with their counsel. Seller further acknowledges and agrees that all of the terms and conditions of this Agreement and any of the other documents executed and delivered in connection with this Agreement have been negotiated at arm’s-length, and that this Agreement and any and all such other documents have been negotiated, prepared, and executed without fraud, duress, undue influence, or coercion of any kind or nature whatsoever having been exerted by or imposed upon Seller. No provision of this Agreement or any such other documents shall be construed against or interpreted to the disadvantage of any party to this Agreement by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, dictated, or drafted such provision.

(F)
CLAIMS OF NCE. Seller agrees to indemnify Lender from all claims, demands, liabilities, judgements, losses, and reasonable costs, expenses and attorneys’ fees associated with claims asserted against Lender by New Concepts Energy, Inc. in connection with the Assets.

16.6	Indemnification of Seller by Lender

8.
(A)Lender acknowledges and agrees that Seller has acted in good faith and has conducted itself in a commercially reasonable manner in its relationships with Lender in connection with the Loan Documents. Lender hereby waives, releases, and discharges Seller from any claims to the contrary.

9.
(B)Through the Effective Time Lender acknowledges they have no defenses, affirmative or otherwise, rights of setoff, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against Seller or any past, present, or future agent, attorney, legal representative, predecessor in interest, affiliate, successor, assign, employee, director, or officer of Seller, directly or indirectly, arising out of, based upon, or in any manner connected with, any transaction, event, circumstance, action, failure to act, or occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted, or begun through the Effective Time and occurred, existed, was taken, permitted, or begun in accordance with, pursuant to, or by virtue of the any of the terms or conditions of the Loan Documents.

10.
(C)Lender hereby knowingly and voluntarily, forever releases, acquits, and discharges absolutely and without limitation, Seller from any and all manner of claims, demands and causes of action of any nature, whether known or unknown to Lender, which exist through the Effective Time and which: (i) directly or indirectly arise out of, are based upon, or are in any manner attributable to the Loan Documents; or (ii) directly or indirectly arise out of, are based upon, or are in any manner connected with or attributable to any action, failure to act, or occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted, or begun by any member of Seller on or through the Effective Time, and which occurred, existed, was taken, permitted, or begun in accordance with, pursuant to, or by virtue of any of the terms or conditions of this Agreement or any other of the Loan Documents. This release encompasses, without limitation, any claim that Seller or either collectively or individually (1) is in any way responsible for the condition or any deterioration of the business operations and/or financial condition of Lender; (2) has breached any agreement to loan money or make other financial accommodations available to Lender or to fund any operations of Lender; (3) has breached any fiduciary duty; (4) has breached any duty of fair dealing or good faith; (5) has committed any breach of confidence; (6) has breached any funding commitment; (7) has exerted undue influence over Lender; (8) has employed duress or economic coercion in its dealings with Lender; (9) has had a conflict of interest in its dealing with Lender; or (10) has committed, engaged in or been guilty of usury, negligent misrepresentation, negligence, bad faith, malpractice, violations of the Racketeer Influenced and Corrupt Organizations Act, intentional or negligent infliction of mental distress, tortious interference with contractual relations, tortious interference with corporate governance or prospective business advantage, breach of contract, deceptive trade practices, libel, slander, or conspiracy (all of the foregoing collectively, “Claims”). Lender further acknowledges and agrees that, to the extent any Claims against Lender may exist, they are of a speculative nature so as to be incapable of objective valuation and that, in any event, the value to Lender of the covenants and obligations of Lender contained in this Agreement and any other of the documents executed and delivered in connection with this Agreement substantially and materially exceeds any and all value of any kind or nature whatsoever of any such Claims and it is the specific intention of Lender, through this Agreement, to fully, finally and forever settle and release all Claims of Lender which exist through the Effective Time, whether known or unknown to Lender. In furtherance of such intention, Lender expressly states that this release is fully and finally effective for all of its purposes, absolutely and immediately upon Closing.

11.
(D)Lender hereby acknowledges and agrees that the execution of this Agreement by Seller shall not constitute an acknowledgement of or admission by Seller either individually or collectively of the existence of any Claims or of liability for any Claims or matters upon which any Claim may be asserted.

12.
(E)Seller and Lender hereby each acknowledge that they have freely and voluntarily entered into this Agreement after an adequate opportunity and sufficient period of time to review, analyze, and discuss: (i) all terms and conditions of this Agreement; (ii) any and all other documents executed and delivered in connection with the transactions contemplated by this Agreement; and (iii) all factual and legal matters relevant to this Agreement and/or any and all such other documents, with counsel freely and independently selected by Lender. Lender further acknowledges and agrees that they have actively and with full understanding participated in the negotiation of this Agreement and all other documents executed and delivered in connection with this Agreement after consultation and review with their counsel. Lender further acknowledges and agrees that all of the terms and conditions of this Agreement and any of the other documents executed and delivered in connection with this Agreement have been negotiated at arm’s-length, and that this Agreement and any and all such other documents have been negotiated, prepared, and executed without fraud, duress, undue influence, or coercion of any kind or nature whatsoever having been exerted by or imposed upon Lender. No provision of this Agreement or any such other documents shall be construed against or interpreted to the disadvantage of any party to this Agreement by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, dictated, or drafted such provision.

17.	MISCELLANEOUS.

17.1	Casualty Loss.

(A)
An event of casualty means volcanic eruptions, acts of God, fire, explosion, earthquake, wind storm, flood, drought, condemnation, the exercise of any right of eminent domain, confiscation and seizure (a “Casualty”). A Casualty does not include depletion due to normal production and depreciation or failure of equipment or casing.

(B)
If, prior to the Closing, a Casualty occurs (or Casualties occur) which results in a reduction in the value of any of the Assets (“Casualty Loss”), (i) Seller shall retain such Asset and such Asset shall be the subject of an adjustment to the Base Purchase Price in the same manner set forth in Section 6.4 hereof, or (ii) at the Closing, Seller shall assign to Buyer the right to receive all insurance proceeds or other sums payable to Seller by reason of such Casualty Loss, the Base Purchase Price shall not be adjusted by reason of such payment, and Seller shall convey the affected Asset to Buyer. In the event a Casualty Loss results in a ten percent (10%) or greater reduction in the value of an affected Asset, Buyer shall have the right to exclude such Asset from the sale and receive a reduction of the Base Purchase Price based on the Allocated Value of such Asset.

(C)
For purposes of determining the diminution in value of an Asset as a result of a Casualty Loss, the Seller and Buyer shall use the same methodology as applied in determining the diminution in value of an Asset as a result of a Title Defect as set forth in Section 6.4.

17.2	Confidentiality.

(A)
Prior to Closing, to the extent not already public, Buyer shall not disclose to any party that it is conducting negotiations with Seller or has entered into this Agreement other than as expressly permitted in the confidentiality agreement executed by Buyer in Seller’s favor prior to the execution of this Agreement, which shall continue to apply until the Closing and thereafter in the event of termination of this Agreement prior to the Closing. Buyer shall exercise all due diligence in safeguarding and maintaining secure all engineering, geological and geophysical data, seismic data, reports and maps, the results and findings of Buyer with regard to its due diligence associated with the Assets (including without limitation with regard to due diligence associated with environmental and title matters) and other data relating to the Assets (collectively, the “Confidential Information”). Buyer acknowledges that, prior to Closing, all Confidential Information shall be treated as confidential. Notwithstanding the foregoing, Seller understands that Buyer has public reporting obligations that may require public announcement of certain information relating to this Agreement. Seller and Buyer shall consult with each other with regard to all publicity and other releases at or prior to the Closing concerning this Agreement and the transaction contemplated hereby and, except as required by applicable law or other applicable rules or regulations of any governmental body or stock exchange, neither party shall issue any publicity or other release without the prior written consent of the other party, such consent not to be unreasonably withheld. Buyer and Seller expressly acknowledge and agree that Lender, at Seller’s request, has previously negotiated with certain parties, including New Energy Concepts, regarding the sale of the Loans to such parties, and other transactions regarding the possible resolution of Lender’s claims against Seller. Buyer and Seller expressly agree that Lender shall have no liability to either Buyer or Seller for disclosing the existence of this transaction, for purposes of effecting a termination of those other negotiations, and Lender shall have no liability to Borrower or Seller under those circumstances.

(B)
In the event of termination of this Agreement for any reason, Buyer shall not use or knowingly permit others to use such Confidential Information in a manner detrimental to Seller, and will not disclose any such Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, except to Seller or to a governmental agency pursuant to a valid subpoena or other order or pursuant to applicable governmental regulations, rules or statutes.

(C)
The undertaking of confidentiality shall not diminish or take precedence over any separate confidentiality agreement between the Seller and Buyer. Should this Agreement terminate, such separate confidentiality agreement shall remain in full force and effect.

17.3
Notices. Any notice, request, demand, or consent required or permitted to be given hereunder shall be in writing and delivered in person or by certified letter, with return receipt requested, or by facsimile addressed to the Party for whom intended at the following addresses:

SELLER:

Chancellor Group, Inc.
Gryphon Production Company, LLC.
Gryphon Field Services, LLC.
216 S. Price Rd.
Pampa, Texas 79065
Attn: Thomas H. Grantham
Tel: (806) 688-9697
Fax: (806) 688-9316

BUYER:

Legacy Reserves Operating LP
303 West Wall, Suite 1400
Midland, Texas 79701
Attn: Mr. Kyle A. McGraw
Tel:  (432) 689-5200
Fax:  (432) 684-3774

LENDER:

Western National Bank
CapWest Resources, Inc.
508 West Wall Street, Suite 1100
Midland, Texas 79701
Attn: Mr. Mark D. McKinney
Tel. (432) 570 - 4181
Fax: (432) 570 - 9567

or at such other address as any of the above shall specify by like notice to the other.

17.4 Press Releases and Public Announcements. Buyer and Seller are permitted to issue a press release and filing on Form 8-K with the Securities and Exchange Commission related to the acquisition. Notwithstanding the foregoing, no press release or any public announcement shall identify Seller or Buyer or the principals of Seller or Buyer without Seller’s or Buyer’s prior written consent, which consent shall not be unreasonably withheld.

17.5 Compliance with Express Negligence Test. THE SELLER AND BUYER AGREE THAT THE INDEMNIFICATION OBLIGATIONS OF THE INDEMNIFYING PARTY SHALL BE WITHOUT REGARD TO THE NEGLIGENCE (EXCLUDING GROSS NEGLIGENCE) OR STRICT LIABILITY OF THE INDEMNIFIED PERSON(S), WHETHER THE NEGLIGENCE OR STRICT LIABILITY IS ACTIVE, PASSIVE, JOINT, CONCURRENT OR SOLE.

17.6 Governing Law. This Agreement is governed by and must be construed according to the laws of the State of Texas, excluding any conflicts-of-law rule or principle that might apply the law of another jurisdiction. All disputes related to this Agreement shall be submitted exclusively to the jurisdiction of the courts of the State of Texas and venue shall be in the civil district courts of Pampa, Gray County, Texas.

17.7	Exhibits. The Exhibits attached to this Agreement are incorporated into and made a part of this Agreement.

17.8	Fees, Expenses, Taxes and Recording.

(A)
Seller and Buyer shall each be solely responsible for all costs and expenses incurred by it in connection with this transaction (including, but not limited to fees and expenses of its counsel and accountants) and shall not be entitled to any reimbursements from one another, except as otherwise provided in this Agreement. Pursuant to the terms of Article 3 above, Seller shall be exclusively responsible for all costs and expenses incurred by Lender in connection with this transaction and the transactions giving rise to the Loans.

(B)
Buyer shall file all necessary Tax returns and other documentation with respect to all transfer, documentary, sales, use, stamp, registration and other similar Taxes and fees, and, if required by applicable law, Seller shall join in the execution of any such Tax returns and other documentation. Notwithstanding anything set forth in this Agreement to the contrary, Buyer shall pay any transfer, documentary, sales, use, stamp, registration and other similar Taxes and fees incurred in connection with this Agreement and the transactions contemplated hereby. Buyer shall also pay any equipment lease transfer fees or other fees or expenses incurred in connection with transfer of the Assets to Buyer except as otherwise provided by this Agreement.

(C)
Buyer shall, at its own cost, promptly record all instruments of conveyance and sale in the appropriate office of the state and county in which the lands covered by such instrument are located. Buyer shall immediately file for and obtain the necessary approval of all federal, Indian, tribal or state government agencies to the assignment of the Assets. The assignment of any state, federal or Indian tribal oil and gas leases shall be filed in the appropriate governmental offices on a form required and in compliance with the applicable rules of the applicable government agencies. Buyer shall supply Seller with a true and accurate photocopy reflecting the recording information of all the recorded and filed assignments within a reasonable period of time after their recording and filing. In the event that Seller undertakes to record and/or file the conveyance instruments and other documents associated with this transfer of interest, Buyer shall reimburse Seller for all associated fees at Post Closing.

17.9 Assignment. This Agreement or any part hereof may not be assigned by either Party without the prior written consent of the other Party; provided, however, upon notice to the other Party, either Party shall have the right to assign all or part of its rights (but none of its obligations) under this Agreement in order to qualify transfer of the Assets as a “like-kind” exchange for federal tax purposes. Subject to the foregoing, this Agreement is binding upon the Parties hereto and their respective successors and assigns.

17.10 Entire Agreement. This Agreement, and the side letter dated July 9, 2008 between Seller and Buyer concerning material agreements and regulatory compliance issues, constitutes the entire agreement reached by the Parties with respect to the subject matter hereof, superseding all prior negotiations, discussions, agreements and understandings, whether oral or written, relating to such subject matter.

17.11 Severability. In the event that any one or more covenants, clauses or provisions of this Agreement shall be held invalid or illegal, such invalidity or unenforceability shall not affect any other provisions of this Agreement.

17.12 Captions. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

17.13 Time of the Essence. The parties recognize and agree that time is of the essence of this Agreement.

17.14 Counterpart Execution. This Agreement may be executed in any number of counterparts, and each counterpart hereof shall be effective as to each Party that executes the same whether or not all such Parties execute the same counterpart. If counterparts of this Agreement are executed, the signature pages from various counterparts may be combined into one composite instrument for all purposes. All counterparts together shall constitute only one Agreement but each counterpart shall be considered an original.

17.15 Operations. Seller agrees to continue operating the subject Leases and Wells in a good and workmanlike manner from the Effective Date until Closing. During such period, Seller shall make no charge to Buyer for its services as operator, however Buyer shall pay all actual costs associated with such operations. In the event Closing is delayed and Seller operates the Wells beyond Closing, the Buyer will pay Seller a reasonable and customary fee for its services as operator together with all actual costs associated with the operations until Closing occurs or Buyer takes over operations, whichever is later.

Executed as of the day and year first above written.

Signature Page follows

SELLER:

CHANCELLOR GROUP, INC.

Thomas H. Grantham
President

GRYPHON PRODUCTION CO., LLC.

Thomas H. Grantham
Manager

GRYPHON FIELD SERVICES, LLC

Thomas H. Grantham
Manager

BUYER:

LEGACY RESERVES OPERATING LP

By:	LEGACY RESERVES OPERATING GP LLC, ITS GENERAL PARTNER

Kyle A. McGraw
Executive Vice President

LENDER:

CAPWEST RESOURCES, INC

Mark McKinney, President

WESTERN NATIONAL BANK

Marshall Vicknair, Senior Vice President

EXHIBIT “A”

Attached to that certain Purchase and Sale Agreement dated July 11, 2008 by and between Chancellor Group Inc., et al, as Seller, and Legacy Reserves Operating LP, as Buyer

NAME:	ARCHER

Lease Date:	October 6, 1926
Lessor:	W. C. Archer, et ux
Lessee	The Texas Company
Recording:	Volume 32, Page 229, Deed Records of Gray County, Texas
Description	N/2 of the S/2 of the SE/4 of Section 174, Block 3, I&GN RR Co. Survey, Gray County, Texas.

WI: 100%	NRI: 85.7500%

NAME:	ARCHER “A”

Lease Date:	December 29, 1953
Lessor:	Verna Archer, et al
Lessee	J. W. Gayden
Recording:	Volume 162, Page 240, Deed Records of Gray County, Texas
Description	North 20 acres of the NE/4 of the SE/4 of Section 174, Block 3, I&GN RR Co. Survey, Gray County, Texas.

WI: 100%	NRI: 85.7500%

NAME:	BINKLEY O. E. and BINKLEY O.E. “3”
Lease Date:	July 2, 1924
Lessor:	Orrie E. Binkley
Lessee:	Farish, Watts, Collins & Crosby
Recording:	Volume 27, Page 111, Deed Records of Gray County, Texas
Description:	All of the E/2 of the SE/4 of Section 86, Block 3, I&GN Ry Co. Survey, Gray County, Texas.

WI: 100%	NRI: 85.7500% Binkley O. E.
WI: 100%	NRI: 85.5000% Binkley O. E. “3”

NAME:	BOWERS J. B.

Lease Date:	February 14, 1924
Lessor:	J. B. Bowers and wife, Lizzie Bowers
Lessee:	Lee Bank
Recording:	Volume 1, Page 456, Deed Records of Gray County, Texas
Description:
Insofar and only insofar as said lease covers the oil and gas rights down to a depth of 3,500 feet below the surface in and to that certain tract, place and parcel of land lying and being situated in the County of Gray, State of Texas, as follows: more particularly described as follows: S/2 of SE/4 of SE/4 and SE/4 of SW/4 of SE/4 of Section 63, Block B-2, H&GN RR Co. Survey.

WI: 100%	NRI: 87.5000%

NAME:	CATLIN T W ETAL

Lease Date:	May 17, 1927
Lessor:	Tom Catlin, et al
Lessee:	Gulf Production Company
Recording:	Volume 35, Page 115, Deed Records of Gray County, Texas
Description:
One hundred sixty acres (160 ac) more or less, as later amended, out of Survey 57, Block 3, I&GN RR Co. Survey and being out of the Southeast corner of a 432 acre tract more particularly described as follows: Beginning at a point on East boundary line of said Survey 57, 1,031 feet South of NE/c of said Survey; Thence Westerly parallel to North line of said Survey 3,000 feet; Thence Southerly parallel to East line of said Survey 1,955 feet; Thence South 83.75 degrees, East 557 feet; Thence North 88.25 degrees, East 572 feet; Thence South 42.75 degrees, East 812 feet; Thence North 86.25 degrees, East 546 feet; Thence South 61.75 degrees, East 865 feet; Thence South 73.75 degrees, East 17.3 feet to an iron pipe on East line of said Survey 57; Thence Northerly with said line 2,973 feet to place of beginning and containing 160 mineral acres, more or less, jointly known as the Catlin “A” and “B” leases.

Note:	South 85.59 acres of 165.59 acres described in the amendment to the T.W. Catlin lease (amendment recorded in Volume 55, Page 17, Deed Records of Gray County, Texas) is known as the Catlin “A” lease.

North 80 acres if 165.59 acres described in the amendment to the T.W. Catlin lease (amendment recorded in Volume 55 Page 17, Deed Records, of Gray County, Texas) is known as the Catlin “B” lease.

A tract of land beginning at a point approximately 3,540.5’ South and 225.5’ West of the Northeast corner of Section 57, Block 3, I&GN RR Co. Survey, Gray County Texas, Thence West 209’ to a point; Thence North 209’ to a point; Thence East 209’ to a point; Thence South 209’ to the place of beginning and containing one acre more of less, known as the Wilkinson Salt Water Disposal Lease.

WI: 100%	NRI: 85.7500%

NAME:	CATLIN

Lease Date:	March 10, 1930
Lessor:	Tom Catlin, et al
Lessee:	H. H. Sanders
Recording:	Volume 49, Page 631, Deed Records of Gray County, Texas
Description:
A tract of land out of Section 57, Block 3, I&GN Ry Co. Survey, Gray County, Texas, being more fully described by metes and bounds as follows: Beginning at the Northeast corner of said Survey 57; Thence West 3,000 feet to a point in the North line of said Survey; Thence South parallel with the East line of said Survey 1,031 feet; Thence East parallel with the North line of said Survey 3,000 feet to a point in East line of said Survey; Thence North along the East line of said Survey to the place of beginning, containing 71 acres, more or less.

WI: 100%	NRI: 84.7656%

NAME:	CATLIN TOM
Lease Date:	March 17, 1923
Amended February 11, 1931
Lessor:	Tom Catlin, et al
Lessee:	Magnolia Petroleum Company
Recording:	Volume 25, Page 238, Deed Records of Gray County, Texas
Description:
Lease covering 40 acres in the E/2 of E/2 of NE/4 of Section 64 and 78 acres in the W/2 of NW/4 Section 57, in Block 3, I&GN RY Co. Survey, Gray County, Texas being more fully described as follows: Beginning at a point on the North boundary line of Survey 57, 3,000 feet West of its N/E corner; Thence West with said North line 2,288.6 feet, more or less, to the N/W corner of Survey 57; Thence continuing West with the North line of Section 64, 657.2 feet to an iron pipe in a mound and four pits, the NE corner of a tract of 40 acres of land conveyed by Frederick De P. Foster to C.W. Saunders Jr., by deed dated July 15, 1911; Thence South with East line of said Saunders Tract 2,655 feet to an iron pipe set in a mound and four pits, the SE corner of said Saunders Tract; Thence East 658.5 feet to an iron pipe set in a mound and four pits on the East line of Section 64; Thence in a Southeasterly direction, following the center of the Pampa-Lefors, Public Highway, South 73 degrees East, 1,615 feet and South 85 degrees 30’ East, to the SW corner of the Gulf Production Company’s 165.59 acre lease; Thence North along the West boundary line of said Gulf Production Company’s Lease, and the continuation thereof, 3,146.8 feet, more or less, to the North boundary line of Survey No. 57, the PLACE OF BEGINNING; SAVE AND EXCEPT the East 80 acres of the above described 198 acre Tract, same being previously assigned to De Lea Vicars by instrument dated June 24, 1932, resulting in this description containing 118 acres, more or less.

Note: Lease was amended by lease amendment dated February 11, 1931.

WI: 100%	NRI: 85.7500%

NAME:	DOSS

Lease Date:	September 15, 1941
Lessor:	Williston Benedict
Lessee:	Phillips Petroleum Company
Recording:	Volume 85, Page 445, Deed Records of Gray County, Texas
Description:
S/2 of SW/4 of SE/4 of Section 141, Block B-2, H&GN RR Co. Survey, Gray County, Texas, but only as to the oil and casinghead gas rights from the surface of the ground down to and including the base of the fractured granite formation which is a stratigraphic equivalent of 3,301 feet below the surface of the ground as found in the C. C. Herrmann #1 Doss Well located 330 feet from the South line and 2,310 feet from the East line of Section 141, Block B-2, H&GN RR Co. Survey, Gray County, Texas, Save and Except any zone capable of producing gas only.

NAME:	DOSS A and DOSS B

Lease Date:	September 15, 1941
Lessor:	Williston Benedic
Lessee:	Phillips Petroleum Company
Recording:	Volume 85, Page 445, Deed Records of Gray County, Texas
Description:	SE/4 of SE/4 and NW/4 of SE/4 and NW/4 of SW/4 and SE/4 of SW/4 of Section 141, Block B-2, H&GN RR Co. Survey, Gray County, Texas, but only insofar as it covers oil and casinghead gas to a depth of 3,346 feet below the surface of the land as to the SE/4 of the SE/4, to a depth of 3,316 feet below the surface of the land as to the SE/4 of SW/4, to a depth of 3,211 feet below the surface of the land as to the NW/4 SW/4, and to a depth of 3,382 feet below the surface of the land as to the NW/4 SE/4.

WI: 100%	NRI: 79.6250%

NAME:	FAULKNER SILER

Lease Date:	June 18, 1923
Lessor:	Siler Faulkner, et al
Lessee:	C. B. Shaffer
Recording:	Volume 2, Page 136, Deed Records of Gray County, Texas
Description:	Eighty (80) acres out of East Part of Section 29 and Eighty (80) acres out of East part of Section 30, Block B-2, H&GN RR Co. Survey, Gray County, Texas.

WI: 100%	NRI: 85.7500%

AME:	GLENN B-2

Lease Date:	December 6, 1948
Lessor:	J. S. Morse and wife, E. M. Morris
Lessee:	Kewanee Oil Company
Recording:	Volume 120, Page 183, Deed Records of Gray County, Texas
Description:	SW/4 of Section 3, Block 26, H&GN Ry. Co. Survey, Gray County, Texas containing 160 acres more or less.

Lease Date:	December 6, 1948
Lessor:	S. P. Benckenstein
Lessee:	Kewanee Oil Company
Recording:	Volume 120, Page 186, Deed Records of Gray County, Texas
Description:	SW/4 of Section 3, Block 26, H&GN Ry. Co. Survey, Gray County, Texas containing 160 acres more or less.

Lease Date:	December 6, 1948
Lessor:	Vinton Petroleum Company of Texas
Lessee:	Kewanee Oil Company
Recording:	Volume 120, Page 185, Deed Records of Gray County, Texas
Description	SW/4 of Section 3, Block 26, H&GN Ry. Co. Survey, Gray County, Texas containing 160 acres more or less.

WI: 100%	NRI: 43.7500%

NAME:  HARRAH

Lease Date: July 27, 1953
Lessor:  Lee M. Harrah, et ux
Lessee:  J. W. Gayden
Recording: Volume 170, Page 594, Deed Records of Gray County, Texas
Description: E/2 of W/2 of SE/4 Section 163, Block 3, I&GN RR Co. Survey, Gray County, Texas.

Lease Date: February 15, 1956
Lessor:  J. C. Alexander
Lessee:  J. W. Gayden
Recording: Volume 184, Page 143, Deed Records of Gray County, Texas
Description: E/2 of W/2 of SE/4 Section 163, Block 3, I&GN RR Co. Survey, Gray County, Texas.

Lease Date: February 20, 1956
Lessor:  Jeb Oil Company
Lessee:  J. W. Gayden
Recording: Volume 184, Page 146, Deed Records of Gray County, Texas
Description: E/2 of W/2 of SE/4 Section 163, Block 3, I&GN RR Co. Survey, Gray County, Texas.

WI: 100%	NRI: 84.2180%

NAME:  HARRAH A

Lease Date: May 26, 1954
Lessor:  Lee M. Harrah, et ux
Lessee:  J. W. Gayden
Recording: Volume 170, Page 592, Deed Records of Gray County, Texas
Description: E/2 of SE/4 of Section 163, Block 3, I&GN RR Co. Survey, Gray County, Texas.

WI: 100%	NRI: 85.7500%

NAME:  HOLMES A

Lease Date: December 28, 1923
Lessor:  A. Holmes, et ux
Lessee:  F. W. Dillard
Recording: Volume 5, Page 157, Deed Records of Gray County, Texas
Description: E/2 of SE/4 of Section 87, Block 3, I&GN RR Co. Survey, Gray County, Texas from the surface to the base of the Chase Formation, at 3,210 feet as indicated in the Cree Oil Co. No. 6 Merten Well, located in the NE/4 of SW/4 Section 87, containing about 80 acres.

WI: 100%	NRI: 85.7500%

NAME:  JACKSON WM

Lease Date: November 6, 1936
Lessor:  John Wm. Jackson, et al
Lessee:  Cree and Hoover
Recording: Volume 70, Page 632, Deed Records of Gray County, Texas
Description: SW/4 of Section 94, Block B-2, H&GN RR Co. Survey, Gray County, Texas.

Lease Date: November 6, 1936
Lessor:  Federal Royalties Co., Inc.
Lessee:  Cree and Hoover
Recording: Volume 70, Page 625, Deed Records of Gray County, Texas
Description: SW/4 of Section 94, Block B-2, H&GN RR Co. Survey, Gray County, Texas.

WI: 100%	NRI: 77.1090%

WI: 100%  NRI: 77.1090%

NAME:  MCCONNELL

Lease Date: October 5, 1971
Lessor:  Dorothy L. McConnell
Lessee:  Wm. L. Arrington
Recording: Volume 4, Page 538, Oil and Gas Lease Records of Carson County, Texas
Description: E/2 of NE/4 of Section 67, Block 4, I&GN RR Co. Survey, Carson County, Texas.

Lease Date: September 8, 1971
Lessor:  C. Russell McConnell and wife, Aileen McConnell
Lessee:  Wm. L. Arrington
Recording: Volume 4, Page 541, Oil and Gas Lease Records of Carson County, Texas
Description: E/2 of NE/4 of Section 67, Block 4, I&GN RR Co. Survey, Carson County, Texas.

Lease Date: February 4, 1972
Lessor:  Julia McConnell McCabe
Lessee:  C. Russell McConnell dba Carson Operating Company
Recording: Volume 4, Page 613, Oil and Gas Lease Records of Carson County, Texas
Description: E/2 of NE/4 of Section 67, Block 4, I&GN RR Co. Survey, Carson County, Texas.

Lease Date: February 4, 1972
Lessor:  Calvin Walter McConnell
Lessee:  C. Russell McConnell dba Carson Operating Company
Recording: Volume 4, Page 616, Oil and Gas Lease Records of Carson County, Texas
Description: E/2 of NE/4 of Section 67, Block 4, I&GN RR Co. Survey, Carson County, Texas.

Lease Date: February 4, 1972
Lessor:  Nancy Louise McConnell Kotara
Lessee:  C. Russell McConnell dba Carson Operating Company
Recording: Volume 4, Page 619, Oil and Gas Lease Records of Carson County, Texas
Description: E/2 of NE/4 of Section 67, Block 4, I&GN RR Co. Survey, Carson County, Texas.

WI: 100%	NRI: 82.0000%

NAME:  MCCONNELL A

Lease Date: May 10, 1934
Lessor:  Julie McConnell, a widow
Lessee:  Texwell Oil Corporation
Recording: Volume 63, Page 192, Deed Records of Gray County, Texas
Description: SW/4 of SW/4 Section 174, Block 3, I&GN RR Co. Survey, Gray County, Texas.

Lease Date: April 26, 1966
Lessor:  R. S. McConnell, et al
Lessee:  Grand Petroleum Company
Recording: Volume 291, Page 670, Deed Records of Gray County, Texas
Description: NW/4 of SW/4 of Section 174, Block 3, I&GN RR Co. Survey, Gray County, Texas.

WI: 100%	NRI: 82.0000%

WI: 100% NRI: 87.5000%

NAME:  MCCONNELL B

Lease Date: April 10, 1925
Lessor:  R. S. McConnell and wife, Willie C. McConnell
Lessee:  R. R. Osborne
Recording: Volume 28, Page 245, Deed Records of Gray County, Texas
Description:
E/2 of SW/4 of Section 174, Block 3, I&GN RR Co. Survey, Gray County, Texas, as to oil and casinghead gas rights, from 162 feet above sea level down to and including 3,350 feet below the surface of the ground, as found in the C. C. Horrmann Company Number 1 McConnell B Well.

WI: 100%	NRI: 82.0000%

WI: 100% NRI: 79.6250%

NAME:  MCKINNEY

Lease Date: June 4, 1924
Lessor:  Birdie E. McKinney, et vir
Lessee:  Marland Oil Company
Recording: Volume 26, Page 559, Deed Records of Gray County, Texas
Description: Insofar as the following described property is concerned: Beginning at a point in the South Line of Section 163, Block 3, I&GN RR Co. Survey, Gray County, Texas, 1,650 feet East of the Southwest corner of same; Thence East along the South line 1,650 feet; Thence North 2,112 feet; Thence West 1,650 feet; Thence North 1,056 feet; Thence West 1,650 feet; Thence South 2,112 feet; Thence East 1,650 feet; Thence South 1,056 feet to Place of Beginning, containing 160 acres, more or less.
Note: This lease was corrected by correction lease dated February 8, 1926 recorded in Volume 31, Page 522, Deed Records of Gray County, Texas.

Lease Date: August 22, 1927
Lessor:  Birdie E. McKinney
Lessee:  W. R. Campbell, Trustee
Recording: Volume 2, Page 567, Oil and Gas Lease Records of Gray County, Texas
Description: Insofar as the following described property is concerned: Beginning at a point in the South Line of Section 163, Block 3, I&GN RR Co. Survey, Gray County, Texas, 1,650 feet East of the Southwest corner of same; Thence East along the South line 1,650 feet; Thence North 2,112 feet; Thence West 1,650 feet; Thence North 1,056 feet; Thence West 1,650 feet; Thence South 2,112 feet; Thence East 1,650 feet; Thence South 1,056 feet to Place of Beginning, containing 160 acres, more or less.

WI: 100% NRI: 87.5000%

WI: 100%	NRI: 82.0000%

NAME:  MCKINNEY D. F.

Lease Date: August 22, 1927
Lessor:  Birdie E. McKinney, et al
Lessee:  W. R. Campbell
Recording: Volume 2, Pages 567, Deed Records of Gray County, Texas
Description:
Being Forty (40) acres more or less of land out of Section 163, Block 3, I&GN RR Co. Survey, located by virtue of certificate No. 1162 described by metes and bounds in Volume 278, Pages 140-143, of Deed Records in Gray County, Texas.

WI: 100%	NRI: 82.0000%

WI: 100% NRI: 87.5000%

NAME:  MCKINNEY BIRDIE 8

Lease Date: November 6, 1936
Lessor:  Birdie E. McKinney
Lessee:  Phillips Petroleum Company
Recording: Volume 71, Page 87, Deed Records of Gray County, Texas
Description: Insofar and only insofar as said lease covers and includes a tract in the NW/4 of Section 136, more particularly described as follows: beginning at the Northwest corner of Section 136; Thence East 1,886 feet; Thence South 462 feet, Thence West 1,886 feet; Thence North 462 feet to the point of beginning in Section 136, Block 3, I&GN RR Co. Survey, Gray County, Texas, from the surface to 3,405 feet, as to gas and gas rights only.

WI: 100%	NRI: 82.0000%

WI: 100% NRI: 85.5000%

NAME:  MCLARTY S W ETAL 2

Lease Date: December 18, 1922
Lessor:  S. W. McLarty, et ux
Lessee:  The Texas Company
Recording: Volume 25, Page 36, Deed Records of Gray County, Texas
Description: NE/4 of Section 2, Block 1, ACH&B Survey, Gray County, Texas, containing 160 mineral acres, more or less known as McLarty-Lester Lease.

Lease Date: December 13, 1922
Lessor:  J. W. Lester
Lessee:  The Texas Company
Recording: Volume 25, Page 231 Deed Records of Gray County, Texas
Description: NE/4 of Section 2, Block 1, ACH&B Survey, Gray County, Texas, containing 160 mineral acres, more or less known as McLarty-Lester Lease.

WI: 100%	NRI: 82.0000%

WI: 100% NRI: 85.7500%

NAME:  MEERS B-1

Lease Date: June 25, 1924
Lessor:  J. F. Meers and wife, Leona Meers
Lessee:  N. H. Read
Recording: Volume 2, Page 193, Deed Records of Gray County, Texas
Description:	S/2 NW/4 & NE/4 NW/4 and the S/2 SW/4 & NE/4 SW/4 of Section 106, Block 3, I&GN RR Co. Survey, Gray County, Texas (gas rights only).

WI: 100%	NRI: 82.0000%

WI: 100% NRI: 87.5000%

NAME:  MERTEN H. H.

Lease Date: June 26, 1924
Lessor:  H. H. Merten, et al
Lessee:  Farish, Watts, Collins and Crosby
Recording: Volume 26, Page 447, Deed Records of Gray County, Texas
Description: All of the South 240 acres of the N/2 of Section 87, Block 3, I&GN Ry. Co. Survey, Gray County, Texas.
Note: Lease being subject to an amendment dated January 26, 1940, by and between Clara H. Hughes, et al and Humble Oil & Refining Company, being recorded in Volume 80, Page 370, of Deed Records Gray County, Texas, and further being amended September 23, 1957, between Edna Merten, et al and Humble Oil & Refining Company, being recorded in Volume___, Page____, Deed Records Gray County, Texas and amended August 5, 1963, by Walter A. Snideman, et al and Humble Oil & Refining Company, being recorded in Volume 264, Page 115, Deed records Gray County, Texas.

WI: 100%	NRI: 82.0000%

WI: 100% NRI: 85.7500%

NAME:  OCHILTREE

Lease Date: June 2, 1924
Lessor:  J. M. Saunders and wife, Margaret E. Saunders
Lessee:  Chemco Oil & Gas
Recording: Volume 1, Page 461, Deed Records of Gray County, Texas
Description: W/2 of E/2 of the NE/4 and W/2 of NE/4 and the S/2 of NW/4 of Section 64, Block 3, I&GN Ry. Co. Survey, Gray County, Texas.

WI: 100%	NRI: 82.0000%

WI: 100% NRI: 75.03125%

NAME:  OSBORNE CINCO

Lease Date: April 18, 1945
Lessor:  J. P. Osborne. Jr., et ux
Lessee:  Phillips Petroleum Co.
Recording: Volume 99, Page 223, Deed Records of Gray County, Texas
Description:
N/2 of Section 130, Block B-2, H&GN RR Co. Survey, Gray County, Texas, from the surface down to 200 feet below sea level and S/2 Section 130, Blk B-2, H&GN RR Co. Survey, Gray County, Texas as to all depths.

WI: 100%	NRI: 82.0000%

WI: 100% NRI: 80.3906%

NAME:  PAMPA UNIT and PAMPA UNIT C502G

Lease Date: December 10, 1929
Lessor:  Salina Donkin
Lessee:  McIlroy Oil Company
Recording: Volume 46, Page 226, Deed Records of Gray County, Texas
Description:	Tr. #1 NE/4 Section 140, Block 3, I&GN Ry. Co. Survey, Gray County, Texas.
Tract Participation 4.72538

Lease Date: January 2, 1936
Lessor:  O. R. Kretzmeier & wife, Elizabeth
Lessee:  Chas A. Fluty
Recording: Volume 67, Page 438, Deed Records of Gray County, Texas
Description: Tr. #2 NW/4 Section 125, Block 3, I&GN Ry. Co. Survey, Gray County, Texas.
Tract Participation   0.99133

Lease Date: May 31, 1929
Lessor:  J. C. Vollmert
Lessee:  A. R. Anderson
Recording: Volume 47, Page 437-9, Deed Records of Gray County, Texas
Description: Tr. #3 SW/4 Section 140, Block 3, I&GN Ry. Co. Survey, Gray County, Texas.
Tract Participation  7.91243

Lease Date: April 18, 1924
Lessor:  Geo. Simpson & wife, Elizabeth
Lessee:  Roxana Petroleum Company
Recording: Volume 24, Page 294-296, Deed Records of Gray County, Texas
Description: Tr. #4 SE/4 Section 140, Block 3, I&GN Ry. Co. Survey, Gray County, Texas.
Tract Participation 9.71920

Lease Date: March 7, 1930
Lessor:  Chris Baer & wife, Frieda Baer
Lessee:  Cockrell-McIlroy Oil Co.
Recording: Volume 49, Page 202, Deed Records of Gray County, Texas
Description: Tr. #5 NE/4 and SW/4 and S 26 and 2/3 acres of the NW/4 Section 125, Block 3; S/2 SE/4 and NW/4 SE/4 and S 13 and 1/3 acres of SW/4 NE/4 Section 125, Block 3, I&GN Ry. Co. Gray County, Texas.
Tract Participation	15.79881

Lease Date: November 27, 1929
Lessor:  W. W. Harrah and wife, Ella
Lessee:  Dixon Creek Oil Company
Recording: Volume 48, Page 122, Deed Records of Gray County, Texas
Description: Tr. #6 SE/4 NE/4 Section 150, Block 3, I&GN Ry. Co. Survey, Gray County, Texas.
Tract Participation 3.32439

Lease Date: June 20, 1923
Lessor:  W. E. Archer
Lessee:  Carl L. Mayer
Recording: Volume 1, Page 414, Deed Records of Gray County, Texas
Description: Tr. #7 NW/4 Section 139 Block 3, I&GN Ry. Co. Survey, Gray County, Texas.
Tract Participation 10.43252

Lease Date: March 6, 1930
Lessor:  Anna Horner, et al
Lessee:  Alex R. Anderson
Recording: Volume 51, Page 22, Deed Records of Gray County, Texas
Description: Tr. # 8 NE/4 Section 13, Block 3, I&GN Ry. Co. Survey, Gray County, Texas.
Tract Participation 10.09010

Lease Date: June 20, 1923
Lessor:  DeLea Vicars, et al
Lessee:  Carl L. Mayer
Recording: Volume 1, Page 415, Deed Records of Gray County, Texas
Description: Tr. # 9 NW/4 Section 126, Block 3, I&GN Ry. Co. Survey, Gray County, Texas.
Tract Participation 8.51732

Lease Date: March 7, 1930
Lessor:  W. M. Castleberry and wife, Tillie
Lessee:  Cockrell-McIlroy Oil Company
Recording: Volume 49, Page 99, Deed Records of Gray County, Texas
Description: Tr. #11 SE/4 Section 126 Block 3, I&GN Ry. Co. Survey, Gray County, Texas.
Tract Participation 7.44456

Lease Date: June 4, 1924
Lessor:  Earl Talley and wife, Roberta, H. A. Talley and wife, Tennie
Lessee:  Marland Oil Company of Texas
Recording: Volume 26, Page 479, Deed Records of Gray County, Texas
Description: Tr. #12 SW/4 Section 115, Block 3, I&GN Ry. Co. Survey, Gray County, Texas.
Tract Participation 3.01785

Lease Date: March 7, 1930
Lessor:  Georgia A. Allam, L. L. Allam and wife, Meddie and G. P. Allam and wife Maggie
Lessee:  Cockrell-McIlroy Oil Co.
Recording: Volume 49, Page 179, Deed Records of Gray County, Texas
Description: Tr. #13 E/2 NE/4 Section 127, Block 3, I&GN Ry. Co. Survey, Gray County, Texas.
Tract Participation  3.29110

Lease Date: July 13, 1924
Lessor:  D. W. Cary and wife, M. J. Cary
Lessee:  Tidal Oil Company
Recording: Volume 50, Page 481, Deed Records of Gray County, Texas
Description: Tr. #14 E/2 Beginning at an iron pipe set in the center of an earth mound and four pits, the NW/c of said Section. 114, Thence South eight minutes East with the West line of said Survey 114, 4,273-4/10 feet to an iron pipe set in the corner of and earth mound and four pits, on the North right-of-way line of the S.K. Ry. Co. of Texas: Thence North 60 degrees 30’ East with said North right-of -way, 1,806.5 feet to an iron pipe in the center of an earth mound and four pits: Thence North 9 minutes West 3,404.5’ to an iron pipe in the center of an earth mound and four pits set on the North line of said Survey 114; Thence South 89 degrees 16 minutes West with the North line of said Survey 114, 1574 feet to place of beginning, excepting and reserving along the Northerly and Westerly sides 30 feet in width and along the Southerly side parallel with said right-of-way a strip of land 60 feet in width for public road purposes.
Tract Participation 5.20562

Lease Date: July 6, 1937
Lessor:  Kathryn Arends
Lessee:  Carl M. Smith
Recording: Volume 71, Page 540, Deed Records of Gray County, Texas
Description: Tr. #15 Plot No. 182 of the suburbs of Pampa according to the map or plat of said suburbs of Pampa recorded in Volume 17, Page 116, Deeds Records of Gray County, Texas containing .5 acres, more or less I&GN Ry. Co. Survey, Gray County, Texas.
Tract Participation	.85081

Lease Date: June 17, 1926
Lessor:  Alex Smith
Lessee:  Prairie Oil & Gas Company
Recording: Volume 2, Page 475, Deed Records of Gray County, Texas
Description: Tr. #17 The Easterly half of Southerly one quarter of Survey 27, Block 3, I&GN Ry. Co. Survey lying north of R.O.W. of Southern Kansas Ry. Co. of Texas, except a strip 30 feet wide along the Easterly side for a public road and excepting a 60 ft. strip out of the Southerly side also for a public road, containing 60.4 acres, more or less.
Tract Participation	2.84276

Lease Date: May 13, 1930
Lessor:  E. G. Barrett and wife, Grace J.
Lessee:  Cockrell-McIlroy Oil Company
Recording: Volume 50, Page 50, Deed Records of Gray County, Texas
Description:	Tr. #18	All of Section 127, Block 3, lying South of R.O.W. of Panhandle & A.T.S.F. Ry. Co. Survey, Gray County, Texas being 13 acres more or less out of the SE/4 thereof.
Tract Participation	1.16745

Lease Date: May 22, 1930
Lessor:  Russel Benedict
Lessee:  Cockrell-McIlroy Oil Company
Recording: Volume 50, Page 19, Deed Records of Gray County, Texas
Description: Tr. #19 All of plot 158 of the suburbs of Pampa, according to the map of said suburbs of Pampa recorded in Volume 17, Page 114, of Deeds Records of I&GN Ry. Co. Survey, Gray County, Texas containing 35 acres more or less.
Tract Participation	2.36175

Lease Date: July 2, 1924
Lessor:  W. B. Henry and wife, Hariet
Lessee:  S. B. Shaw, Wm Druiett and N. M. Milliken
Recording: Volume 2, Page 217, Deed Records of Gray County, Texas
Description:	Tr. #20	All of plots 153 and 157 suburbs of Pampa, according to map recorded in Volume 17, Page 114, of Deed Records of Gray County, Texas said tract containing 96.83 acres, more or less.
Tract Participation	1.84755

Lease Date: February 5, 1926
Lessor:  T. C. Neal and wife, Ida Neal.
Lessee:  Rawson K. Carlin
Recording: Volume 2-20, Page 340, Deed Records of Gray County, Texas
Description: Tr. #21 S/2 SE/4 Section 114, Block 3, I&GN Ry. Co. Survey, Gray County, Texas.
Tract Participation .45907

WI: 100%	NRI: 82.0000%
WI: 100%	NRI: 82.0000%

WI: 82.35% NRI: 63.6450% Pampa Unit
WI: 78.19% NRI: 59.3360% Pampa Unit C502G

NAME:  SAC 1

Lease Date: February 22, 1951
Lessor:  Addie L. Cobb
Lessee:  Kewanee Oil Co.
Recording: Volume 136, Page 261, Deed Records of Gray County, Texas
Description: SW/4 of NW/4 of Section 64, Block 25, H&GN Ry. Co. Survey, Gray County, Texas, containing 40 acres more or less.

WI: 100%	NRI: 82.0000%

WI: 50.00% NRI: 43.7500%
NAME:  SAUNDERS A-1

Lease Date: March 8, 1950
Lessor:  Guy C. Saunders and Horace E. Saunders
Lessee:  Clifford Braly and Thomas C. Braly
Recording: Book 135, Page 11, Deed Records of Gray County, Texas
Description: South 80 Acres of the W/2 Section 4, Block 1 Abstract 995, BS&F Ry Co. Survey, Gray County, Texas.

WI: 100%	NRI: 82.0000%

WI: 100% NRI: 85.7500%

NAME:  SAUNDERS D

Lease Date: January 21, 1926
Lessor:  George H. Saunders, et ux
Lessee:  A. D. Morton
Recording: Volume 28, Page 556, Deed Records of Gray County, Texas
Description: S/2 NW/4 Section 3, Block 1, BS&F Ry Co. Survey, Gray County, Texas, containing 80 acres, more or less.

WI: 100%	NRI: 82.0000%

WI: 100% NRI: 85.7500%

NAME:  SAUNDERS J. M.

Lease Date: January 16, 1922
Lessor:  J. M. Saunders, et ux
Lessee:  Gulf Production Company
Recording: Volume 23, Page 640, Deed Records of Gray County, Texas
Description: NE/4 of Section 40, Block 3, I&GN RR Co. Survey, Gray County, Texas, containing 160 acres, more or less, and 130 acres, more or less, out of the SW/4 of Section 40, Block 3, I&GN RR Co. Survey, Gray County, Texas, described as follows: Beginning at the Southeast corner of the SW/4 of said Survey, Forty (40); Thence South 88 degrees, 48 feet West along the South line of said Section, 962 feet to an iron pipe; Thence North 45 degrees, 22 feet West, 1,515 feet to and iron stake; Thence North 73 degrees, 45 feet West, 630.7 feet to an iron pipe on the West line of Survey Forty (40); Thence North following the West line of Survey Forty (40) 1,364 feet to the Northwest corner of the SW/4 of Section Forty (40); Thence East along the North line of the SW/4 of Section Forth (40), 2,640 feet to a center point of said Survey; Thence South 2,640 feet to the place of beginning.

WI: 100%	NRI: 84.1950%

WI: 100% NRI: 84.1950%

NAME:  SCHAFER RANCH EAST

Lease Date: April 17, 1923
Lessor:  Henry Schafer and Tillie L. Schafer
Lessee:  Skelly Oil Company
Recording:	Volume 29, Page 160-163, Oil and Gas Lease Records of Carson County, Texas
Description: All of Section 197 and the S/2 of Section 189, Blk 3, I&GN Survey, Carson and Gray Counties, Texas, containing 960 acres more or less, limited to production from the currently producing formations in the existing wells thereon, as of September 15, 1989.

Lease Date: April 17, 1923
Lessor:  Henry Schafer and Tillie L. Schafer
Lessee:  Skelly Oil Company
Recording:	Volume 29, Page 168, Oil and Gas Lease Records of Carson County, Texas
Description: All of Section 196, Blk 3, I&GN Survey, Carson County, Texas, containing 640 acres more or less, limited to production from the currently producing formations in the existing wells thereon, as of September 15, 1989.

Lease Date: April 17, 1923
Lessor:  Henry Schafer and Tillie L. Schafer
Lessee:  Skelly Oil Company
Recording:	Volume 29, Page 172-175, Oil and Gas Lease Records of Carson County, Texas
Description: All of Section 190, and the N/2 of Section 189, Blk 3, I&GN Survey, Carson and Gray Counties, Texas, containing 960 acres more or less, limited to production from the currently producing formations in the existing wells thereon, as of September 15, 1989.

Lease Date: April 17, 1923
Lessor:  Henry Schafer and Tillie L. Schafer
Lessee:  Skelly Oil Company
Recording:	Volume 25, Page 345, Deed Records of Gray County, Texas
Description: All of Section 172, Blk 3, I&GN Survey, Gray County, Texas, containing 640 acres more or less, limited to production from the currently producing formations in the existing wells thereon, as of September 15, 1989.

Lease Date: April 17, 1923
Lessor:  Henry Schafer and Tillie L. Schafer
Lessee:  Skelly Oil Company
Recording:	Volume 29, Page 184-187, Oil and Gas Lease Records of Carson County, Texas
Description: S/2, NE/4 of Section 195, Blk 3, I&GN Survey, Carson County, Texas, containing 480 acres more or less, limited to production from the currently producing formations in the existing wells thereon, as of September 15, 1989.

Lease Date: April 17, 1923
Lessor:  Henry Schafer and Tillie L. Schafer
Lessee:  Skelly Oil Company
Recording:	Volume 25, Page 343, Deed Records of Gray County, Texas
Description: All of Section 171 and the S/2 of Section 170, Blk 3, I&GN Survey, Gray County, Texas, containing 960 acres more or less, limited to production from the currently producing formations in the existing wells thereon, as of September 15, 1989.

Lease Date: January 12, 1927
Lessor:  Henry Schafer and Tillie L. Schafer
Lessee:  Skelly Oil Company
Recording:	Volume 35, Page 435, Oil and Gas Lease Records of Carson County, Texas
Description: N/2 of Section 198, Blk 3, I&GN Survey, Carson County, Texas, containing 320 acres more or less, limited to production from the currently producing formations in the existing wells thereon, as of September 15, 1989.

WI: 100%	NRI: 78.6450%

NAME:  SHORT - B

Lease Date: May 3, 1924
Lessor:  J. C. Short, et ux
Lessee:  Alcorn Oil Company
Recording: Volume 2, Page 164, Deed Records of Gray County, Texas
Description: SE/4 of Section 15, Block S, J. C. Short Survey, Gray County, Texas, containing 160 acres, more or less, to a depth of 3,260 feet below the surface.

WI: 100%	NRI: 78.43058%

NAME:  SHORT J. C. and SHORT 1

Lease Date:
Lessor:
Lessee:
Recording: Volume Page Deed Records of Gray County, Texas
Description: E/2 SW/4 of Section 2, Block 1, H&GN Ry. Co. Survey, containing 80 acres, Gray County, Texas.

WI: 100%	NRI: 78.38087% Short J. C.
WI: 100%	NRI: 78.38100% Short 1

NAME:  SUILLIVAN R

Lease Date: August 21, 1925
Lessor:  Robert Sullivan, et ux
Lessee:  Roxana Petroleum Corporation
Recording: Volume 2, Page 315, Deed Records of Gray County, Texas
Description:	East 160 acres of the South 264 acres of the N/2 of Section 136, Block 3, I&GN RR Co. Survey, Gray County, Texas.

WI: 100%	NRI: 73.5000%

NAME:  THORNBURG

Lease Date: December 15, 1936
Lessor:  W. T. Gaston and wife, Bessie Gaston and Ivy E. Duncan
Lessee:  Phillips Petroleum Company
Recording: Book 60, Page 410, Oil and Gas Lease Records of Carson County, Texas
Description: Insofar and only insofar as said lease covers and includes the N/2 SW/4 and SE/4 SW/4 and W/2 SW/4 SW/4 of Section 16, Block 7, I&GN RR Co. Carson County, Texas, from the surface to 3,450 feet as to oil and casinghead gas only.

WI: 100%	NRI: 82.0000%

NAME:  WRIGHT, CARRIE and WRIGHT, J. E.

Lease Date: May 17, 1924
Lessor:  J. E. Wright, et ux
Lessee:  W. B. Saulsbury
Recording: Volume 2, Page 161, Deed Records of Gray County, Texas
Description: S/2 of SW/4 of Section 12, S/2 SW/4 of Section 13, Block 3, I&GN Ry. Co. Survey, Gray County, Texas.

WI: 100%	NRI: 82.0000%

EXHIBIT B
to
Purchase and Sale Agreement

Allocation of the Purchase Price

	Lease Name	RRC Lease Number	County	State	Field
1	ARCHER	298	GRAY	TX	PANHANDLE, EAST
2	ARCHER -A-	299	GRAY	TX	PANHANDLE GRAY COUNTY FIELD
3	BINKLEY O E	328	GRAY	TX	PANHANDLE GRAY COUNTY FIELD
4	BINKLEY O E 3	24640	GRAY	TX	PANHANDLE, WEST
5	BOWERS J B	377	GRAY	TX	PANHANDLE GRAY COUNTY FIELD
6	CATLIN T W ETAL	307	GRAY	TX	PANHANDLE GRAY COUNTY FIELD
7	CATLIN	345	GRAY	TX	PANHANDLE GRAY COUNTY FIELD
8	CATLIN, TOM	387	GRAY	TX	PANHANDLE GRAY COUNTY FIELD
9	DOSS*	5511	GRAY	TX	PANHANDLE GRAY COUNTY FIELD
10	FAULKNER, SILER	390	GRAY	TX	PANHANDLE GRAY COUNTY FIELD
11	GLENN -B- 2	26520	GRAY	TX	PANHANDLE, EAST
12	HARRAH	1540	GRAY	TX	PANHANDLE GRAY COUNTY FIELD
13	HARRAH A	297	GRAY	TX	PANHANDLE GRAY COUNTY FIELD
14	HOLMES A	642	GRAY	TX	PANHANDLE GRAY COUNTY FIELD
15	JACKSON WM	2497	GRAY	TX	PANHANDLE GRAY COUNTY FIELD
16	MCCONNELL	86	CARSON	TX	PANHANDLE CARSON COUNTY FIELD
17	MCCONNELL -A-	3392	GRAY	TX	PANHANDLE GRAY COUNTY FIELD
18	MCCONNELL "B"	4431	GRAY	TX	PANHANDLE GRAY COUNTY FIELD
19	MCKINNEY	300	GRAY	TX	PANHANDLE GRAY COUNTY FIELD
20	MCKINNEY D F	659	GRAY	TX	PANHANDLE GRAY COUNTY FIELD
21	MCKINNEY BIRDIE 8	23269	GRAY	TX	PANHANDLE, WEST
22	MCLARTY S W ETAL 2	25838	GRAY	TX	PANHANDLE, EAST
23	MEERS B-1	23223	GRAY	TX	PANHANDLE, WEST
24	MERTEN H H	332	GRAY	TX	PANHANDLE GRAY COUNTY FIELD
25	OCHILTREE	610	GRAY	TX	PANHANDLE GRAY COUNTY FIELD
26	OSBORNE CINCO	2783	GRAY	TX	PANHANDLE GRAY COUNTY FIELD
27	PAMPA UNIT	3061	GRAY	TX	PANHANDLE GRAY COUNTY FIELD
28	PAMPA UNIT C502G	142719	GRAY	TX	PANHANDLE, WEST
29	SAC 1	26521	GRAY	TX	PANHANDLE, EAST
30	SAUNDERS -A- 1	25856	GRAY	TX	PANHANDLE, EAST
31	SAUNDERS D	291	GRAY	TX	PANHANDLE GRAY COUNTY FIELD
32	SAUNDERS J M	313	GRAY	TX	PANHANDLE GRAY COUNTY FIELD
33	SCHAFER RANCH EAST	6568	GRAY	TX	PANHANDLE CARSON COUNTY FIELD
34	SHORT -B-	684	GRAY	TX	PANHANDLE GRAY COUNTY FIELD
35	SHORT 1	25834	GRAY	TX	PANHANDLE, EAST
36	SHORT J C	279	GRAY	TX	PANHANDLE GRAY COUNTY FIELD
37	SULLIVAN R	606	GRAY	TX	PANHANDLE GRAY COUNTY FIELD
38	THORNBURG	2319	CARSON	TX	PANHANDLE CARSON COUNTY FIELD
39	WRIGHT-CARRIE	410	GRAY	TX	PANHANDLE GRAY COUNTY FIELD
40	WRIGHT J E	411	GRAY	TX	PANHANDLE GRAY COUNTY FIELD
	TOTALS

* The Oil NRI on the Doss Lease is 0.79625; the Gas NRI is 0.82375
Working Interest	Net Interest	Type	Allocated Value, $
1.0000000	0.8575000	Oil	$314,697
1.0000000	0.8575000	Oil	$1,000
1.0000000	0.8575000	Oil	$1,000
1.0000000	0.8550000	Gas	$60,728
1.0000000	0.8750000	Oil	$1,000
1.0000000	0.8575000	Oil	$2,070,219
1.0000000	0.8476560	Oil	$1,000
1.0000000	0.8575000	Oil	$554,884
1.0000000	0.79625*	Oil	$472,999
1.0000000	0.8575000	Oil	$742,011
0.5000000	0.4375000	Gas	$1,000
1.0000000	0.8421800	Oil	$1,000
1.0000000	0.8575000	Oil	$1,000
1.0000000	0.8575000	Oil	$49,120
1.0000000	0.7710900	Oil	$581,519
1.0000000	0.8200000	Oil	$1,000
1.0000000	0.8750000	Oil	$1,000
1.0000000	0.7962500	Oil	$1,000
1.0000000	0.8750000	Oil	$1,000
1.0000000	0.8750000	Oil	$1,000
1.0000000	0.8550000	Gas	$1,000
1.0000000	0.8575000	Gas	$43,500
1.0000000	0.8750000	Gas	$1,000
1.0000000	0.8575000	Oil	$9,627
1.0000000	0.7503125	Oil	$14,893
1.0000000	0.8039060	Oil	$1,000
0.8235000	0.6364500	Oil	$384,482
0.7819000	0.5933600	Gas	$1,000
0.5000000	0.4375000	Gas	$1,000
1.0000000	0.8575000	Gas	$1,000
1.0000000	0.8575000	Oil	$1,342,206
1.0000000	0.8419500	Oil	$950,399
1.0000000	0.7864500	Oil	$4,741,342
1.0000000	0.7843058	Oil	$180,458
1.0000000	0.7838100	Gas	$292,522
1.0000000	0.7838087	Oil	$422,396
1.0000000	0.7350000	Oil	$1,000
1.0000000	0.8750000	Oil	$1,000
1.0000000	0.8750000	Oil	$1,000
1.0000000	0.8750000	Oil	$1,000
			$13,250,000

EXHIBIT C
to
Purchase and Sale Agreement

DESCRIPTION OF EQUIPMENT

[Copy of Exhibit C available at offices of Chancellor Group, Inc.]

EXHIBIT D
to
Purchase and Sale Agreement

ASSIGNMENT AND BILL OF SALE

STATE OF TEXAS     §
§
COUNTIES OF GRAY and CARSON §

This Assignment and Bill of Sale (this "Assignment") is executed and delivered by CHANCELLOR GROUP, INC., a Nevada corporation, GRYPHON PRODUCTION COMPANY, LLC, a Texas limited liability company and GRYPHON FIELD SERVICES, LLC, a Texas limited liability company, (collectively "Assignor"), to LEGACY RESERVES OPERATING LP, a Delaware limited partnership, whose address is 303 West Wall, Suite 1400, Midland, Texas 79701 ("Assignee").

Assignor, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does by these presents TRANSFER, GRANT, BARGAIN, SELL, CONVEY, ASSIGN and DELIVER unto Assignee all of the undivided interest of Assignor in and to the following properties (all of which are herein referred to as the "Assets"):

A. All of Assignor’s right, title and interest in, to and under the oil, gas and/or mineral leases described in Exhibit A attached hereto (the “Leases”), whether or not such interests are accurately or completely described in Exhibit A, and all of Assignor’s oil and gas leasehold, mineral, royalty, overriding royalty, surface or other interests in the lands covered by the Leases or the lands described on Exhibit A (collectively, the “Land”), together with all the property and rights incident thereto, including without limitation, Assignor’s rights in, to and under all operating agreements, pooling, communitization and unitization agreements, farmout agreements, joint venture agreements, product purchase and sale contracts, transportation, processing, treatment or gathering agreements, leases, permits, rights-of-way, surface use agreements, surface estates, surface leases, easements, licenses, options, declarations, orders, contracts, and instruments in any way relating to the Leases or Land;

B. All of Assignor’s right, title and interest in and to the wells (“Wells”) listed on Exhibit A or situated on the Leases and/or Land, or on land pooled, communitized or unitized therewith (“Pooled Land”), together with all of Assignor’s interests in and to all of the personal property, fixtures, improvements and other property, whether real, personal or mixed, now or as of the Effective Time on, appurtenant to or used or obtained by Assignor in connection with the Leases, Land, Pooled Land or Wells or with the production, injection, treatment, sale or disposal of hydrocarbons and all other substances produced therefrom or attributable thereto, including, without limitation, producing and non-producing wells, injection wells, disposal wells, water supply wells, well equipment, casing, tubing, tanks, generators, boilers, buildings, pumps, motors, machinery, pipelines, gathering systems, power lines, telephone and telegraph lines, roads, field processing plants, field offices and other furnishings related thereto, equipment leases, and all other improvements or appurtenances thereunto belonging;

C. All of the oil and gas and associated hydrocarbons (“Oil and Gas”) in and under or otherwise attributable to the Leases, Land and/or Pooled Land or produced from the Wells;

D. To the extent assignable, all governmental permits, licenses and authorizations, as well as any applications for the same, related to the Leases, Land, Pooled Land and/or the Wells or the use thereof; and

E. All of the files, records, and data of Assignor relating to the items described in subsections (A), (B), (C) and (D) above (the “Records”), including, without limitation, lease records, well records, and division order records; well files and prospect files; title records (including abstracts of title, title opinions and memoranda, and title curative documents related to the Leases, the Land, the Pooled Land and/or the Wells); contracts and contract files; correspondence; computer data files; micro-fiche data files; geological, geophysical and seismic records, interpretations, data, maps and information; production records, electric logs, core data, pressure data, decline curves and graphical production curves; and accounting records, including all records regarding income, expenses and taxes, to the extent only that the Records can be transferred without violation of any third-party restriction and are not protected by Assignor’s attorney-client privilege. The Records do not include any appraisals or other evaluation materials related to Assignor’s preparation of the Assets for sale hereunder, any reservoir and/or development studies prepared by or on behalf of Assignor, nor any of Assignor’s income tax returns or files related thereto.

Assignee shall be responsible for properly plugging and abandoning all wells located in or on, or associated with the Assets, along with the restoration of the surface, at Assignee’s expense and in accordance with the applicable lease provisions and State and Federal laws, rules and regulations pertaining to the plugging and abandoning of such wells and the restoration of such surface.

Without limiting the foregoing, all interests, lands and leases, whether now owned by Assignor or hereafter acquired by operation of law or otherwise that relate to the Assets are intended to be conveyed hereby, even though the Assignor’s interest in said lands or leases be incorrectly described in, or a description of such interest be omitted from, Exhibit A.

TO HAVE AND TO HOLD the Assets unto Assignee, its successors and assigns forever.

Assignor hereby warrants title to the Assets to Assignee to be free of all liens and encumbrances created by, through or under Assignor and warrants and agrees to defend, its title to the Assets to the extent of the interests set forth on Exhibit A, against any claims by, through or under Assignor, but not otherwise. Assignee shall have the right of full substitution and subrogation in and to any and all rights and actions of warranty, which Assignor has or may have against any and all prior owners and vendors of the Assets. The specific working and net revenue interests set forth on Exhibit A are included for warranty purposes only and shall not limit the interests hereby conveyed, it being the intent of Assignor to convey to Assignee all of its undivided interest in the Leases, Land, Pooled Land, Wells and other Assets.

With respect to the equipment and any other personal property and fixtures conveyed herein, ASSIGNOR EXPRESSLY DISCLAIMS ALL WARRANTIES OF ANY NATURE, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTIES AS TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, IT BEING UNDERSTOOD THAT ALL PERSONAL PROPERTY IS BEING CONVEYED ON AN "AS IS, WHERE IS" BASIS.

This Assignment is made subject to that certain Purchase and Sale Agreement dated July ___, 2008, between Assignor and Assignee, the provisions of which are incorporated herein and survive the execution and delivery hereof in accordance with their terms.

The references herein to liens, encumbrances, burdens, defects and other matters are for the purpose of defining the nature and extent of Assignor’s warranty and shall not be deemed to ratify or create any rights in third parties.

Unless provided otherwise, all recording references in Exhibit A are to the official real property records of the county in which the Land is located.

This Assignment and Bill of Sale may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same Assignment and Bill of Sale. Separate counterparts of this Assignment may be executed for filing with government agencies to satisfy applicable statutory and regulatory requirements. Those counterparts shall be deemed to contain all of the exceptions, reservations, warranties, rights, titles, power and privileges set forth herein as fully as though they were set forth in each such counterpart. The interests conveyed by such separate counterparts are the same, and not in addition to, the Assets conveyed herein. This Assignment shall bind and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

Signature page follows

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed on this the _____ day of ____________, 2008. This Assignment shall be effective at 7:00  a.m. (in the locale where the Assets are located) on June 1, 2008 (the "Effective Time").

ASSIGNOR:

CHANCELLOR GROUP, INC.

__________________________________________
Thomas H. Grantham
President

GRYPHON PRODUCTION CO., LLC.

__________________________________________
Thomas H. Grantham
Manager

GRYPHON FIELD SERVICES, LLC

__________________________________________
Thomas H. Grantham
Manager

ASSIGNEE:

LEGACY RESERVES OPERATING LP

By: LEGACY RESERVES OPERATING GP LLC,
ITS GENERAL PARTNER

___________________________

Notary Page Follows

ACKNOWLEDGMENTS

STATE OF TEXAS   §
§
COUNTY OF GRAY  §

This instrument was acknowledged before me this _____ day of ________________, 2008 by Thomas H. Grantham as Manager of Gryphon Production Co., LLC, a Texas limited liability company on behalf of said limited liability company.

______________________________
Notary Public - State of Texas
STATE OF TEXAS   §
§
COUNTY OF GRAY  §

This instrument was acknowledged before me this _____ day of ________________, 2008 by Thomas H. Grantham as President of Chancellor Group, Inc., a Nevada corporation on behalf of said corporation.

______________________________
Notary Public - State of Texas
STATE OF TEXAS   §
§
COUNTY OF GRAY  §

This instrument was acknowledged before me this _____ day of ________________, 2008 by Thomas H. Grantham as Manager of Gryphon Field Services, LLC, a Texas limited liability company on behalf of said limited liability company.

______________________________
Notary Public - State of Texas

STATE OF TEXAS   §
§
COUNTY OF MIDLAND  §

This instrument was acknowledged before me this _____ day of ________________, 2008 by ___________________________ as ______________ of Legacy Reserves Operating GP LLC, General Partner of Legacy Reserves Operating LP, a Delaware limited partnership, on behalf of said limited partnership.

______________________________
Notary Public - State of Texas

EXHIBIT 8.1(E)
to
Purchase and Sale Agreement

AFE’s

None.

EXHIBIT 8.1(G)
to
Purchase and Sale Agreement

Pending Litigation

Three separate, but related bankruptcy proceedings now pending under Chapter 11 of the United States Bankruptcy Code, in the United States Bankruptcy Court, Northern District of Texas, Amarillo Division, Case Nos. 07-20512-RLJ-11, 07-20511-RLJ-11, 07-20510-RLJ-11

EXHIBIT 8.1(K)
to
Purchase and Sale Agreement

Material Agreements

To be supplemented as soon as practical

EXHIBIT 8.1(L)
to
Purchase and Sale Agreement

Consents and Preferential Purchase Rights

None.

EXHIBIT 10.19

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is made and entered into as of the ____ day of July 2008, by and among CHANCELLOR GROUP, INC, GRYPHON PRODUCTION COMPANY, LLC, and GRYPHON FIELD SERVICES, LLC, as Sellers (collectively, the “Seller”); LEGACY RESERVES OPERATING, LP, as Buyer (the “Buyer”); and CAPWEST RESOURCES, INC. (“CapWest”) and WESTERN NATIONAL BANK (“WNB”), collectively acting as Seller’s Lenders (collectively, in that capacity, the “Lender”), and, in the case of WNB, as the Escrow Agent hereunder (in that capacity, the “Escrow Agent”). Each of the foregoing parties may be referred to herein as a “Party”, and all of them may be collectively referred to herein as the “Parties”.

NOTICE IS TAKEN OF THE FOLLOWING:

A.
The Parties have entered into that certain Purchase and Sale Agreement of even date herewith (the “Purchase and Sale Agreement”). Under the terms of the Purchase and Sale Agreement, CapWest agrees to convey to the Seller certain interests that it holds in oil and gas properties, the Seller agrees to convey those interests, as well as other interests to the Buyer, the Lender agrees to release Seller and its properties from certain existing liens, and the Buyer agrees to purchase such interests, free and clear of such liens, all as more particularly described in the Purchase and Sale Agreement. Capitalized terms not otherwise defined herein are defined in the Purchase and Sale Agreement.

B.
Section 2.2 of the Purchase and Sale Agreement requires that Buyer shall, within three (3) days of the execution of that agreement transmit to WNB, as Escrow Agent, the Deposit, in an amount equal to Six Hundred Seventy-Five Thousand and No/100 Dollars ($675,000.00).

C.
The Parties have agreed to enter into this Agreement in order to establish the terms to which the Escrow Agent will be subject and the manner in which the Deposit will be distributed and credited to the Parties.

NOW, THEREFORE, in consideration of the execution of the mutual covenants herein contained, the Parties, in the capacities stated, agree as follows:

DEPOSIT AND ESCROWED FUNDS

Contemporaneously with the execution of this Agreement and in accordance with the terms of the Purchase and Sale Agreement, Buyer is delivering to the Escrow Agent in immediately available funds, the sum of SIX HUNDRED AND SEVENTY-FIVE THOUSAND AND NO/100 DOLLARS ($675,000.00)(the "Deposit") to be placed in an interest-bearing, escrow account established by the Escrow Agent (the "Escrow Account"), the receipt of which shall be acknowledged in writing by the Escrow Agent.

1.02. Until disposed of in accordance with the terms of the Purchase and Sale Agreement and this Agreement, the Deposit and the Escrowed Funds shall be held and invested by the Escrow Agent in the Escrow Account. Interest and investment income earned on the Deposit and the Escrowed Funds shall become part of and be included in the Deposit or the Escrowed Funds, as applicable, for all purposes.
1.03. (a)  The Escrow Agent will hold the Deposit and the Escrowed Funds in its possession under the provisions of this Agreement until disbursement, and shall disburse and deliver the Deposit and the Escrowed Funds in accordance with the terms of the Purchase and Sale Agreement and this Agreement.
(b) Upon termination of the Purchase and Sale Agreement prior to Closing by either any Party, any of such Parties may give written notice of termination to the Escrow Agent. If upon such termination the Parties agree upon the disposition of the Deposit, such Parties will give joint written instructions to the Escrow Agent concerning such disposition, in which event the Escrow Agent will distribute the Deposit in accordance with such instructions. If upon such termination one or more of the Parties fail to agree upon the disposition of the Deposit, then the Party claiming entitlement to the Deposit (the “Requesting Party”) shall provide a written request to the Escrow Agent and all of the other Parties (the "Non-Noticing Parties"), specifying the reason the Requesting Party is entitled to the Deposit including the Sections of the Purchase and Sale Agreement upon which claim of entitlement is based. Upon receipt of such notice, the Non-Noticing Parties shall have ten (10) days within which to dispute the delivery of the Deposit requested in the Requesting Party's notice by giving written notice to the Escrow Agent and the Requesting Party. If none of the Non-Noticing Parties provides the Escrow Agent with timely notice of dispute, those Non-Noticing Parties shall be deemed to have agreed to delivery of the Deposit to the Requesting Party and the Escrow Agent shall make distribution of the Deposit to the Requesting Party. If any of the Non-Noticing Parties timely dispute the requested delivery of the Deposit, the Escrow Agent will not deliver the Deposit unless and until it receives joint instructions from all Parties or a final judgment or order of a court of competent jurisdiction directing disposition of the Deposit, in which case, the Escrow Agent will make distribution of the Escrowed Funds in accordance with such joint instructions, judgment, or order.

(c) At Closing, Seller and Buyer shall deliver written notice to the Escrow Agent advising the Escrow Agent that Closing has occurred (the "Closing Notice"). Upon receipt of the Closing Notice, the Escrow Agent shall distribute to the Seller from the Deposit, the amount of ONE HUNDRED AND SEVENTY-FIVE THOUSAND AND NO/100 DOLLARS ($175,000.00)(the “Closing Distribution”), and the entirety of the Deposit shall be credited to the Base Purchase Price, as called for in the Purchase and Sale Agreement.
(d) Following distribution of the Closing Distribution to the Seller, the Escrow Agent shall maintain the remainder of the Escrowed Funds, in the principal amount of FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00), as well as any accrued interest, in the Escrow Account. From the Escrowed Funds, the Escrow Agent shall distribute the following amounts in the following order:
(i)
The Escrow Agent shall first reimburse itself for any and all costs or expenses that it incurs in connection with the establishment of the Escrow Account, such costs and expenses to include, but not be limited to, any and all attorneys’ fees. Invoices presented to the Escrow Agent for such expenses shall provide sufficient evidence for the Escrow Agent to reimburse itself for such expenses. Escrow Agent agrees that it will not be entitled to charge a fee for its services as Escrow Agent.

(ii)
The Escrow Agent shall retain in the interest bearing Escrow Account the sum of $250,000 to and until Seller has arranged and deposited with the Texas Railroad Commission a sufficient bond or letter of credit covering the Properties it will retain, and WNB has been fully released from any obligation on its letter of credit with the Texas Railroad Commission, at which time Escrow Agent shall promptly remit the sum of $250,000 from the Escrow Account to Seller.

(iii)
The Escrow Agent shall pay those Creditors of the Seller, who have filed Proofs of Claim and/or were listed in Schedule F in the Debtors’ Bankruptcies, and whose debts and/or claims were scheduled to be “ALLOWED and PAID” in the CapWest Amended Plan or the Debtors’ Amended Plan. The Escrow Agent shall pay such debts and /or claims in the amount scheduled or claimed within ten (10) days of the Closing. Those Creditors of the Seller, who have filed Proofs of Claims and/or were listed in Schedule F in the Debtors’ Bankruptcies, and whose debts and/or claims were scheduled “NEED TO INVESTIGATE” and/or “(Objection will be filed)” in the CapWest Amended Plan or the Debtors’ Amended Plan will be paid by the Escrow Agent forty-five (45) days after the Closing in the amount scheduled or claimed unless otherwise agreed upon by the Seller and Creditor. If the Seller files an action in a court of competent jurisdiction contesting the validity of such debts and/or claims the Escrow Agent shall withhold payment and shall only pay or not pay said debts and/or claims in accordance with the orders of said court or the agreement of the Seller and Creditor.

(iv)
From time to time during the period ending on the later to occur of (A) ninety (90) days after the Closing, and (B) that date when the claims described in subparagraphs (i), (ii), and (iii) have been paid, Buyer may claim entitlement to all or some portion of the Escrowed Funds by reason of the Seller’s breach of the terms of the Purchase and Sale Agreement. In that event, Buyer shall provide written notice (a "Notice of Liquidated Claim") to the Escrow Agent and the Seller: (i) stating that Seller has breached the Purchase and Sale Agreement; (ii) specifying the amount of damages to Buyer arising from that breach; (iii) describing the reason(s) Buyer is entitled to receive the amount of Escrowed Funds specified in the Notice of Liquidated Claim by reason of the occurrence of such a breach, including without limitation the provision(s) of the Purchase and Sale Agreement related thereto; and (iv) requesting payment thereof. Upon receipt of such notice, the Seller shall have ten (10) days to dispute the delivery of the amount of Escrowed Funds requested in the Buyer’s Notice of Liquidated Claim by giving written notice to the Escrow Agent and the Buyer specifying its objection. If the Seller does not timely give notice of dispute, the Seller shall be deemed to have agreed to delivery to the Buyer of the Escrowed Funds or portion thereof specified in the Notice of Liquidated Claim, and the Escrow Agent shall make distribution of such amount to the Buyer. If the Seller timely disputes the requested delivery of the Escrowed Funds or the portion thereof specified in the Buyer’s Notice of Liquidated Claim, the Escrow Agent will not deliver funds relating to such claimed breach unless and until it receives, and in accordance with, joint instructions from both parties or a final judgment or order of court of competent jurisdiction directing disposition of the Escrowed Funds relating to such claim.

(v)	The Escrow Agent shall pay the remainder of the Escrowed Funds, together with any interest accruing thereon, to the Seller.
(vi)
Notwithstanding anything contained herein to the contrary, the Seller and the Buyer agree that the claims described in subparagraphs (i) through (iii) above take precedence for all purposes over any claims that may be asserted by Buyer pursuant to the terms of subparagraph (iv), or Seller pursuant to the terms of subparagraph (v). In the event that the claims described in subparagraphs (i) through (iii) above exhaust the Escrowed Funds, the Buyer and the Seller agree that they shall have no further right to such funds, and the Escrow Agent shall be free of any further claim from Seller or Buyer.

CONCERNING THE ESCROW AGENT

The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving notice of such resignation to the Parties specifying a date (not less than ten (10) days after the giving of such notice) when such resignation shall take effect. Promptly after such notice, the Seller and the Buyer shall appoint a mutually agreeable successor escrow agent, such successor escrow agent to become Escrow Agent hereunder upon the resignation date specified in such notice. If Buyer and the Seller are unable to agree upon a successor escrow agent within ten (10) days after such notice, the Escrow Agent shall continue to serve until (i) its successor accepts the escrow and receives the Deposit or the Escrowed Funds, as the case may be, or (ii) the Escrow Agent tenders all funds in the Escrow Account (less the amount of expenses of the Escrow Agent) into the registry of a court of competent jurisdiction. Buyer and the Seller may agree at any time to substitute a new escrow agent by giving fifteen (15) days notice thereof to the Escrow Agent then acting.

The Escrow Agent undertakes to perform such duties as are specifically set forth herein and shall have no duty or obligation hereunder other than to take such specific actions as are required of it from time to time herein. The Escrow Agent acting or refraining from acting in good faith shall not be liable for any mistake of fact or error of judgment by it or for any acts or omissions by it of any kind unless caused by gross negligence or willful misconduct, and shall be entitled to rely, and shall be protected in doing so, upon (i) any written notice, instrument or signature believed by it to be genuine and to have been signed or presented by the proper party or parties duly authorized to do so, and (ii) the advice of counsel (which may be of the Escrow Agent's own choosing). The Escrow Agent shall have no responsibility for the validity of any agreements referred to in this Agreement, or for the performance of any such agreements by any party thereto or for interpretation of any of the provisions of any such agreements. If the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions from any of the undersigned with respect to any property held by it in escrow pursuant to this Agreement which, in the opinion of the Escrow Agent, are in conflict with any of the provisions of this Agreement or the Purchase and Sale Agreement as it relates to the disbursement of the Escrowed Funds, the Escrow Agent shall be entitled to refrain from taking any action until it shall be directed otherwise in writing by all of the other parties hereto or by a final judgment or order of a court of competent jurisdiction, to determine the rights of the parties hereto.

Buyer and the Seller agree to indemnify, hold harmless and defend the Escrow Agent against any and all losses, claims, liabilities, and reasonable expenses, including the reasonable fees of its counsel, which it may suffer or incur hereunder or in connection herewith, except, in either case, for liabilities incurred by the Escrow Agent resulting from its own gross negligence or willful misconduct.

MISCELLANEOUS

This Agreement will be binding upon, inure to the benefit of, and be enforceable by the respective beneficiaries, representatives, successors, and assigns of the parties hereto, but neither this Agreement, nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto except to an affiliated party, without the prior written consent of the other parties, except with respect to a successor Escrow Agent as provided in Article II hereof.

This Agreement sets forth the entire understanding of the Parties with respect to this subject matter, and may be amended only by a written instrument duly executed by the Parties and the Escrow Agent.

All notices, claims, requests, demands and other communications hereunder shall be in writing and shall be given as follows:

If to Seller:

Chancellor Group, Inc.
Gryphon Production Company, LLC.
Gryphon Field Services, LLC.
216 S. Price Rd.
Pampa, Texas 79065
Attn: Thomas H. Grantham
Tel: (806) 688-9697
Fax: (806) 688-9316

If to Buyer:

Legacy Reserves Operating LP
303 West Wall, Suite 1400
Midland, Texas 79701
Attn: Mr. Kyle A. McGraw
Tel:  (432) 689-5200
Fax:  (432) 684-3774

If to Lender:

Western National Bank
CapWest Resources, Inc.
508 West Wall Street, Suite 1100
Midland, Texas 79701
Attn: Mr. Mark D. McKinney
Tel. (432) 570 - 4181
Fax: (432) 570 - 9567

If to Escrow Agent:

Western National Bank
508 West Wall Street, Suite 1100
Midland, Texas 79701
Attn: Mr. Marshall Vicknair
Tel. (432) 570 - 4181
Fax: (432) 570 - 9567

or to such other address as the person to whom notice is to be given may have previously furnished to the others in the manner set forth below, provided that notices of change of address shall only be effective upon receipt. A notice given in accordance with the preceding sentence shall be deemed to have been received upon receipt if delivered in person, upon sending if sent by telefax with confirmation received, or upon mailing by registered or certified mail, postage prepaid, return receipt requested, except that a notice mailed or faxed to the Escrow Agent shall be deemed to have been received upon receipt and notices given by facsimile transmission on weekends, holidays or after 5:00 p.m., Central Time, shall be deemed received on the next business day.

This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of Texas, without regard to its conflicts of law rules.

This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. All signatures of the parties to this Escrow Agreement and permitted or required hereunder may be transmitted by facsimile, and such facsimile will, for all purposes, be deemed to be the original signature of and be binding upon such party.

This Agreement shall terminate upon the delivery by the Escrow Agent of all of the Escrowed Funds in its possession in accordance with the terms hereof.

Article headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

All capitalized terms used herein shall, unless otherwise defined herein, have the meanings set forth in the Purchase and Sale Agreement.

In the event of any inconsistency between the terms of this Agreement and the terms of the Purchase and Sale Agreement, the terms of the Purchase and Sale Agreement shall prevail.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
[Signature Pages Follow]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by Buyer, Seller, Lender, and the Escrow Agent as of the date first above written.

SELLER:

CHANCELLOR GROUP, INC.

____________________________________
Thomas H. Grantham
President

GRYPHON PRODUCTION CO., LLC.

____________________________________
Thomas H. Grantham
Manager

GRYPHON FIELD SERVICES, LLC

____________________________________
Thomas H. Grantham
Manager

BUYER:

LEGACY RESERVES OPERATING LP

By: LEGACY RESERVES OPERATING GP LLC,
ITS GENERAL PARTNER

By: ______________________
Kyle A. McGraw
Executive Vice President

LENDER:

CAPWEST RESOURCES, INC.

By: ________________________
Mark D. McKinney
President

WESTERN NATIONAL BANK

By: ____________________
Marshall Vicknair      Senior Vice President

ESCROW AGENT:
WESTERN NATIONAL BANK

By: ____________________________
Marshall Vicknair
Senior Vice President